Filed Pursuant to Rule 424(b)(3)

Registration No. 333-290438

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated February 5, 2026)

Deep Fission, Inc.

Up to 50,874,089 Shares of Common Stock

Up to 586,666 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus supplement supplements the prospectus dated February 5, 2026 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-290438). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2026 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling stockholders named in the Prospectus of up to 51,460,755 shares of our common stock, par value $0.0001 per share, consisting of: (i) up to 10,000,000 shares of our common stock issued in a private placement offering on September 5, 2025 (the “Private Placement”) to accredited investors; (ii) up to 586,666 shares of our common stock issuable upon exercise of the warrants issued to each of the U.S. registered broker-dealers acting as placement agents in connection with the Private Placement; (iii) up to 38,538,922 shares of our common stock issued to the selling stockholders that were formerly Deep Fission, Inc. (“Legacy Deep Fission”) stockholders on September 5, 2025 in connection with the closing of the reverse subsidiary merger transaction among us, Legacy Deep Fission and Deep Fission Acquisition Co. (the “Merger”); (iv) up to 2,166,667 shares of our common stock held by the stockholders of Surfside Acquisition Inc. prior to the Merger; (v) up to 85,000 shares of our common stock to an advisor in exchange for services rendered in connection with the Merger; and (vi) up to 83,500 shares of our common stock to a consultant in exchange for services to be rendered following the closing of the Merger.

There is not currently, and there has never been, any established public trading market for any of our securities. The common stock is not currently eligible for trading on any national securities exchange, including The Nasdaq Stock Market, LLC, or any over-the-counter markets, including the OTC Markets-OTCQB tier (the “OTCQB”). We have applied to have our common stock quoted on the OTCQB. We cannot assure you that the common stock will become eligible for trading on the OTCQB or any other exchange or market.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 7 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 10, 2026.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

Deep Fission, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56407	87-4265302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 Garber Street Berkeley, California (Address of principal executive offices)	94705 (Zip Code)

Registrant’s telephone number, including area code: (707) 400-0778

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2026, Deep Fission, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited and institutional investors (the “Investors”) in connection with a private placement offering of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

Pursuant to the Subscription Agreements, the Company agreed to issue and sell to the Investors a minimum of 1,333,333 shares of Common Stock and a maximum of 2,666,667 shares of Common Stock, at a purchase price of $15.00 per share (the “Per Share Purchase Price”), for a minimum aggregate purchase price of $20,000,000 and a maximum aggregate purchase price of $40,000,000 (the “Offering”). In the event the Offering was oversubscribed, the Subscription Agreements granted the Company the option to issue and sell an additional 2,666,667 shares of Common Stock at the Per Share Purchase Price for an aggregate purchase price of $40,000,000 to cover over-subscriptions.

The Offering closed on February 5, 2026 (the “Closing”). At the Closing, the Company issued and sold 5,333,333 shares of Common Stock (the “Shares”) to the Investors pursuant to the Subscription Agreements for an aggregate purchase price of $80.0 million (the “Purchase Price”). The aggregate net proceeds to the Company from the Offering were approximately $76.0 million, after deducting fees to the Placement Agents (defined below) and expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general working capital and corporate purposes including towards the engineering, research and development of the Company’s first nuclear reactor and related technologies. A portion of the net proceeds will also be used to cover management, overhead, legal and accounting fees and expenses relating to the Offering. The Company may also use a portion of the net proceeds for potential acquisitions of complementary businesses or assets; however, the Company has no present commitments or agreements with respect to any such transactions.

The private placement includes an investment by funds affiliated with Blue Owl Digital Infrastructure Advisors LLC (“Blue Owl”).

The Benchmark Company, LLC, Seaport Global Securities LLC, Network 1 Financial Securities, Inc. and PHX Financial, Inc. d/b/a Phoenix Financial Services acted as the placement agents (collectively, the “Placement Agents”) in connection with the Offering. Pursuant to the engagement letter, the Placement Agents were paid at the Closing from the Offering proceeds a total cash commission of approximately $3.6 million, comprised of (i) seven percent (7.0%) of the Purchase Price paid by each Investor introduced by the Placement Agents and (ii) four percent (4.0%) of the Purchase Price paid by any Investor in the Offering who was a securityholder of record of the Company prior to December 23, 2025. The total cash commission amount above excludes $0.365 million of the portion of the cash commission owed to Seaport Global Securities LLC, which amount was included in the gross proceeds from the Offering but which Seaport Global Securities LLC elected to receive in Shares as partial payment in kind. In addition, pursuant to the engagement letter, the Placement Agents were issued at the Closing warrants to purchase an aggregate of 129,417 shares of Common Stock, which is equal to (i) four percent (4.0%) of the aggregate number of shares of Common Stock sold in the Offering to the Investors, excluding Investors who were Company securityholders of record prior to December 23, 2025 and Blue Owl, and (ii) two percent (2.0%) of the aggregate number of shares of Common Stock sold in the Offering to Company securityholders of record prior to December 23, 2025 (the “Placement Agent Warrants”). The Placement Agent Warrants expire on the earlier of (i) the fifth (5th) anniversary of the Closing and (ii) the third (3rd) anniversary of the date the Company’s securities first become listed for trading on the Nasdaq Stock Market or the New York Stock Exchange, and have an exercise price of $15.00 per share. The Company has agreed to pay certain other expenses of the Placement Agents, including the reasonable and documented out-of-pocket fees and expenses of their counsel, in connection with the Offering in the amount of $100,000.

Subject to certain customary exceptions, the Company has agreed to indemnify the Placement Agents against certain liabilities that may be incurred in connection with the Offering, including certain civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and, where such indemnification is not available, to contribute to the payments the Placement Agents and their sub-agents may be required to make in respect of such liabilities.

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of February 5, 2026, with the Investors. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the resale of the Shares within 30 days after the Closing. Pursuant to the Registration Rights Agreement, the Company agreed to use its reasonable efforts to cause the Registration Statement to be declared effective within 120 days after the Closing (as such 120-day period may be extended for each day of a U.S. government shutdown that results in the SEC temporarily discontinuing review of, or acceleration of the effectiveness of, registration statements). The Company will be obligated to pay certain liquidated damages to the Investors if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement.

The foregoing descriptions of the Subscription Agreements, the Registration Rights Agreement and the Placement Agent Warrants described herein do not purport to be complete and are subject to, and qualified in their entirety by, forms of such documents attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated herein by reference. In connection with the issuance of the securities described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

Item 7.01 Regulation FD Disclosure.

The Company is furnishing an investor presentation that management intends to use in upcoming meetings with investors and other stakeholders. A copy of the presentation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Memorandum of Understanding

Concurrent with the private placement described above, the Company entered into a non-binding memorandum of understanding with Blue Owl pursuant to which the parties intend to explore a potential strategic collaboration related to the development and deployment of nuclear energy projects, including the evaluation of potential power offtake and project-level financing opportunities. The memorandum of understanding does not obligate either party to consummate any transaction. In connection with the collaboration, the Company granted Blue Owl customary, non-exclusive rights of first offer with respect to certain potential future power offtake opportunities and project-level financing opportunities, in each case subject to definitive documentation and mutual agreement.

Press Release

On February 10, 2026, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Form of Subscription Agreement, dated February 5, 2026, by and between the Company and the parties thereto.
10.2*	Form of Registration Rights Agreement, dated February 5, 2026, by and between the Company and the parties thereto.
10.3	Form of Placement Agent Warrant.
99.1	Investor Presentation, dated January 2026.
99.2	Press Release, dated February 10, 2026.
104	Cover Page Interactive Data File (Inline XBRL)

* Certain exhibits or schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FISSION, INC.

Date: February 10, 2026	/s/ Jon Gordon
Jon Gordon
General Counsel & Secretary

Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been entered into by and between the purchaser set forth on the Omnibus Signature Page hereof (the “Purchaser”) and Deep Fission, Inc., a Delaware corporation (the “Company”), in connection with a private placement offering (the “Offering”) by the Company of Common Stock (as defined below).

R E C I T A L S

A.            The Company is offering, pursuant to this Agreement and the Other Subscription Agreements (as defined below), a minimum of 1,333,333 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $15.00 per share (the “Per Share Purchase Price”), for an aggregate purchase price of $20,000,000 (the “Minimum Offering Amount”), and a maximum of 2,666,667 shares of Common Stock at the Per Share Purchase Price for an aggregate purchase price of $40,000,000.

B.            The Company may also sell an additional 2,666,667 shares of Common Stock at the Per Share Purchase Price for an aggregate purchase price of $40,000,000 to cover over-subscriptions (the “Over-Subscription Option”), in the event the Offering is oversubscribed.

C.            The Shares (as defined below) subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or any state or foreign securities Law. The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D promulgated under the Securities Act, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. For purposes of this Agreement, “Law” or “Laws” means any federal, state, local or foreign or provincial statute, law (including, for the avoidance of doubt, any statutory, common, or civil law), ordinance, rule, regulation, order, injunction, decree or agency requirement having the force of law or any undertaking to or agreement with any Governmental Authority (as defined below).

AGREEMENT

The Company and the Purchaser hereby agree as follows:

1.    Subscription.

(a)            Purchase and Sale of the Shares.

(i)     Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue to the Purchaser, that number of Shares set forth on the Purchaser’s Omnibus Signature Page attached hereto at the Per Share Purchase Price, for a total aggregate purchase price for the Shares as set forth on such Omnibus Signature Page (the “Purchase Price”). The minimum subscription amount for each purchaser in the Offering is $25,000 (or 1,667 Shares). The Company may accept subscriptions for less than $25,000 from any Purchaser in the Offering in its sole discretion. For the purposes of this Agreement, “Shares” means the shares of Common Stock being issued and sold to the Purchaser hereunder in the Offering at the Closing (as defined below), subject to the terms and conditions set forth herein.

(ii)    In connection with the Offering, the Company has entered or will enter into other subscription agreements in the same form and containing the same terms and conditions as this Agreement (each, an “Other Subscription Agreement”) for shares of Common Stock (“Other Shares”) with purchasers in the Offering other than the Purchaser (collectively, “Other Purchasers”).

(b)            Subscription Procedure; Closing.

(i)     Closing. Subject to the terms and conditions of this Agreement, the initial closing of the Offering shall take place upon the satisfaction (or waiver as provided herein) of the conditions set forth in Section 5 and Section 6 of this Agreement (other than those conditions that by their nature will be satisfied at the Closing, but subject to the satisfaction (or waiver as provided herein) of such conditions) or at such other time and place as is mutually agreed to by the Company and the Placement Agents (as defined below) (the “Closing” and the date that the Closing occurs, the “Closing Date”). The Closing may take place remotely via the exchange by electronic transmission of documents and signatures.

If there are over-subscriptions, the Company may sell additional shares of Common Stock in the Offering at the Per Share Purchase Price in connection with the Over-Subscription Option to such persons as may be approved by the Company and who are reasonably acceptable to the Placement Agents. For the avoidance of doubt, such shares issued and sold to the Purchaser shall be deemed to be “Shares” for all purposes under this Agreement and shall be sold at the Closing.

(ii)    Subscription Procedure. To complete a subscription for the Shares, the Purchaser must fully comply with the subscription procedure provided in subparagraphs (A) through (D) of this paragraph (iii) on or before the Closing Date:

(A)           Subscription Documents. At or before the Closing, the Purchaser shall review, complete and execute the Omnibus Signature Page to this Agreement and the Registration Rights Agreement substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”), the Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement), the Purchaser Profile, the Anti-Money Laundering Form and the Accredited Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the party indicated thereon at the address set forth under the caption “How to subscribe for Shares in the private offering of Deep Fission, Inc.” below. At or promptly following the Closing, the Purchaser shall review, complete and execute the Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement) that is included as an exhibit to the Registration Rights Agreement and deliver such executed questionnaires to the Company at the address specified in the Registration Rights Agreement. Executed documents may be delivered to such party by .pdf sent by electronic mail (e-mail).

(B)            Purchase Price. At or before the Closing and subject to the conditions thereto, the Purchaser shall deliver to CSC Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, the Lead Placement Agents (as defined below) and the Escrow Agent (the “Escrow Agreement”) the full Purchase Price set forth on the Purchaser’s Omnibus Signature Page attached hereto, by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Shares in the private offering of Deep Fission, Inc.” below. Pending the Closing, such funds will be held for the Purchaser’s benefit in the escrow account established for the Offering (the “Escrow Account”), without interest or offset.

(C)            Termination. This Agreement shall terminate and be of no further force and effect, and any amounts deposited into the Escrow Account by or on behalf of the Purchaser shall be returned to the Purchaser or its designee promptly, without interest, charges, withholding or offset, if (i) the Purchaser and the Company agree in writing to terminate this Agreement prior to the Closing, (ii) the subscription has been revoked in full by the Purchaser in accordance with Section 8, or (iii) prior to the Closing, in the Purchaser’s sole and absolute discretion, upon written notice to the Company, if any representation or warranty of the Company set forth in Section 3 hereof shall be or shall have become inaccurate or the Company shall have breached or failed to perform any of its covenants or other agreements set forth in this Agreement, which inaccuracy, breach or failure to perform would give rise to the failure to satisfy any of the conditions set forth in Section 6(a) or Section 6(b) of this Agreement and which inaccuracy, breach or failure to perform cannot be cured by the Company or, if capable of being cured, is not cured within two (2) Business Days of the Purchaser’s notice to the Company thereof. For the purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

(D)           Company Discretion. The Purchaser understands and agrees that, prior to the execution and delivery of this Agreement by the Company, the Company, in its sole discretion, reserves the right to accept or reject the Purchaser’s tender of this subscription for Shares, in whole or in part. The Company and the Purchaser shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement.

2.    Placement Agents. The Benchmark Company, LLC and Seaport Global Securities LLC (together, the “Lead Placement Agents”), Network 1 Financial Securities, Inc. and PHX Financial, Inc., d/b/a Phoenix Financial Services (each of The Benchmark Company, LLC, Seaport Global Securities LLC, Network 1 Financial Securities, Inc., and PHX Financial, Inc., d/b/a Phoenix Financial Services, a “Placement Agent” and collectively, the “Placement Agents”), each a U.S.-registered broker-dealer, have been engaged by the Company as placement agents, on a reasonable “best efforts” basis, for the Offering. The Placement Agents (a) will be paid at the Closing from the Offering proceeds a total cash commission of (i) seven percent (7.0%) of the aggregate Purchase Price paid by the Purchaser, but only if the Purchaser was introduced by the Placement Agents, and the aggregate purchase price paid by all Other Purchasers in the Offering introduced by the Placement Agents and (ii) four percent (4.0%) of the aggregate Purchase Price paid by the Purchaser, but only if the Purchaser is a securityholder of record of the Company prior to December 23, 2025, and the aggregate purchase price paid by all Other Purchasers in the Offering who are securityholders of record of the Company prior to December 23, 2025 at the Closing (the “Cash Fee”) and (b) will receive at the Closing warrants to purchase a total number of shares of Common Stock equal to (i) four percent (4.0%) of the aggregate number of shares of Common Stock sold in the Offering to the Purchaser and all Other Purchasers, excluding Purchasers who are Company securityholders of record prior to December 23, 2025, and (ii) two percent (2.0%) of the aggregate number of shares of Common Stock sold in the Offering to Company securityholders of record prior to December 23, 2025, with a term expiring on the earlier of (i) the fifth (5th) anniversary of the date of issuance of such warrants and (ii) the third (3rd) anniversary of the date the Company’s securities first become listed for trading on the Nasdaq or the New York Stock Exchange, and an exercise price of $15.00 per share (the “Placement Agent Warrants”). Each of the Placement Agent Warrants shall be transferable by the holder thereof only to an affiliate of the initial holder thereof unless at the time of transfer the Common Stock is then listed on a national securities exchange. Any sub-agent of a Placement Agent that introduces investors to the Offering will be entitled to share in the Cash Fee and Placement Agent Warrants attributable to those investors pursuant to the terms of an executed sub-agent agreement with such Placement Agent, which Cash Fee shall be payable to such sub-agent by the Placement Agent and such Placement Agent shall provide the Company with customary transfer documentation with respect to the Placement Agent Warrant to be transferred to such sub-agent. The Company has agreed to pay certain other expenses of the Placement Agents, including the reasonable and documented out-of-pocket fees and expenses of their counsel, in connection with the Offering. For avoidance of doubt, no Cash Fee will be paid and no Placement Agent Warrants will be issuable in respect of the issuance of shares of Common Stock upon the acceleration and vesting of options to acquire Company shares or the conversion or exchange of the Company convertible securities that may be outstanding, if any, the proceeds of which will be included in the gross proceeds of the Offering.

3.    Representations and Warranties of the Company. Except as set forth in the Company’s SEC Reports (as defined below), the Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, the following (provided that any qualification as to “knowledge” shall refer to the knowledge of the officers of the Company, both actual knowledge or knowledge that they would have had upon reasonable inquiry of the personnel of the Company responsible for the applicable subject matter):

(a)           Organization and Qualification. The Company and each of its Subsidiaries is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, and has the requisite corporate or limited liability company power to own, lease and operate its properties and to carry on its business as currently conducted and as described in the SEC Reports. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited liability company, as the case may be, to do business and is in good standing in every jurisdiction in which the nature of the business as currently conducted and as described in the SEC Reports makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any event, circumstance, development, condition, occurrence, state of facts, change or effect that, individually or in the aggregate with any other event, circumstance, development, condition, occurrence, state of facts, change or effect, has or would reasonably be expected to (x) prevent or materially delay or materially impair the ability of the Company or its Subsidiaries to carry out its obligations under this Agreement or any of the other Transaction Documents (as defined below), or (y) have any material adverse effect on the business, properties, assets, liabilities, operations or condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries, taken as a whole, provided, however, that for purposes of clause (y), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to have a “Material Adverse Effect”: (i) general economic, financial, credit, capital market or regulatory conditions or any changes therein (provided, however, that such effects do not affect the Company and its Subsidiaries taken as a whole disproportionately as compared to the Company’s similarly-situated competitors), (ii) any effects alone or in combination that arise out of, or result from, directly or indirectly, the announcement, pendency, execution or performance of this Agreement, the transactions contemplated hereby or any action contemplated by this Agreement, (iii) acts of God, war (whether or not declared), disease, including pandemics, the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors), (iv) any matter disclosed in the SEC Reports, (v) any failure by the Company or its Subsidiaries to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been a Material Adverse Effect (except to the extent such facts are otherwise excluded from being taken into account by this proviso)), (vi) changes affecting the industry generally in which the Company or its Subsidiaries operate (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors), or (vii) changes in Law or U.S. generally accepted accounting principles (“GAAP”) (provided, however, that such changes do not affect the Company or its Subsidiaries disproportionately as compared to the Company’s similarly-situated competitors). For purposes of this Agreement, “Subsidiary” means, with respect to the Company, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind (i) of which more than fifty percent (50%) of the capital stock or other equity interests or voting power are, directly or indirectly, controlled, owned or held by, or (ii) that is, at the time any determination is made, controlled (whether by voting power, Contract (as defined below) or otherwise) by, in each case, the Company (either alone or through or together with one or more of its other Subsidiaries).

(b)           Authorization, Enforcement, Compliance with Other Instruments. (i) The Company and each of its Subsidiaries party thereto has the requisite corporate or limited liability company power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, and the Escrow Agreement (collectively with all other documents, certificates or instruments executed and delivered in connection with the transactions contemplated hereby or thereby, the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby, including to issue the Shares, in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company and each of its Subsidiaries party thereto of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s board of directors (the “Board”) or other applicable governing body of the Company or such Subsidiary, and no further action, proceeding, consent, waiver or authorization is, or will be at the time of execution of each such Transaction Document, required by or from the Company or any such Subsidiary, its respective board of directors or other governing body or its respective stockholders or equity holders; (iii) this Agreement has been, and at the Closing each of the other Transaction Documents will be when delivered at the Closing, duly executed and delivered by the Company and each of its Subsidiaries party thereto; and (iv) this Agreement constitutes and, when delivered at the Closing, the other Transaction Documents will constitute, the valid and binding obligations of the Company and its Subsidiaries party thereto enforceable against the Company and its Subsidiaries party thereto in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

(c)           Capitalization. As of January 7, 2026, the Company had 51,460,755 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. All of the outstanding shares of Common Stock and of the capital stock of each of the Company’s Subsidiaries have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or similar rights and other Liens (as defined below) and were issued in compliance with all applicable Laws concerning the issuance of securities. All of the issued and outstanding capital stock of each Subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any Liens (other than restrictions on transfer under applicable federal or state securities Laws). Immediately after giving effect to the Closing: (i) no shares of capital stock of the Company or any of its Subsidiaries will be subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) other than as set forth in the SEC Reports, there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible, exercisable or exchangeable into, any shares of capital stock of the Company or any of its Subsidiaries, or any Contracts by which the Company or any of its Subsidiaries is or may become bound or pursuant to which the Company or any of its Subsidiaries is otherwise obligated to issue additional shares of capital stock of the Company or any of its Subsidiaries; (iii) there will be no outstanding debt securities of the Company or any of its Subsidiaries; (iv) there will be no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, other than pursuant to the Registration Rights Agreement; (v) there will be no outstanding registration statements of the Company or any of its Subsidiaries, other than pursuant to the Registration Rights Agreement; (vi) other than as set forth in the SEC Reports, there will be no securities or instruments of the Company or any of its Subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price of such securities, that will be triggered by the issuance of the Shares as described in this Agreement; (vii) no co-sale right, right of first refusal or other similar right will exist with respect to the Shares or the issuance and sale thereof and (viii) no shares of Common Stock shall be reserved for future issuances, other than the shares of Common Stock reserved for future issuances (A) under the Company’s 2025 Equity Incentive Plan and its 2025 Employee Stock Purchase Plan and (B) upon exercise or conversion of the securities listed in clause (ii) above. The Company has made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation, as in effect as of the Closing, and the Company’s Bylaws, as in effect as of the Closing. Except for the interests in the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries owns any equity interest or other interest of any nature in, or any interest convertible, exchangeable, or exercisable for, equity interests or other interests of any nature in any other person. The Company does not have outstanding stockholder purchase rights or a “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(d)           Issuance of Shares. The Shares that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms and upon payment of the consideration therefor as set forth in this Agreement, will be duly and validly issued, fully paid and non-assessable, and free of preemptive or similar rights, Taxes and other Liens with respect to the issuance thereof, and restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities Laws and Liens created by or imposed by the Purchaser. Assuming the accuracy of each of the representations and warranties of the Purchaser herein, and of the Other Purchasers in each of their respective Other Subscription Agreements, the offer, issuance and sale by the Company of the Shares to the Purchaser is exempt from registration under the Securities Act and exempt from (or not subject to) registration, qualification or prospectus delivery requirements under the securities laws of any state or other jurisdiction.

(e)           No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance and sale of the Shares in accordance with this Agreement, have not and will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its Subsidiaries; (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company or any Subsidiary is a party, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or in default under, any provision of its Certificate of Incorporation or Bylaws or any other constitutive documents. Neither the Company nor any Subsidiary is in violation of any term of or in default under any Contract, judgment, decree or order or any Law applicable to the Company or any Subsidiary, which violation or breach has had, or would reasonably be expected to have, individually or in the aggregate with any other such violation or breach, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required to obtain any Authorization of, or provide any notice to or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof, other than (i) the filings required pursuant to Section 9(k), (ii) the filing of the registration statement contemplated by the Registration Rights Agreement and (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Securities and Exchange Commission (the “SEC”) under Regulation D. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets or businesses is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to deliver or obtain pursuant to the preceding two sentences have been or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

(f)            Absence of Litigation. There is no action, suit, claim, inquiry, notice of violation, arbitration, petition, charge, citation, summons, subpoena, proceeding (including any partial proceeding such as a deposition) or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, before or by any Governmental Authority (an “Action”) pending or threatened in writing or, to the knowledge of the Company, threatened orally, against or affecting the Company or any of its Subsidiaries or, to their knowledge, any of their respective officers or directors or any of their respective assets or businesses, which has had, or would be reasonably likely to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and since December 10, 2021 (the “Lookback Date”) has been, subject to any judgment, decree, or order which has been, or would reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(g)           Acknowledgment Regarding Purchaser’s Purchase of the Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares.

(h)           No General Solicitation. Neither the Company, nor any of its Subsidiaries, nor to its or their knowledge any of its or their Affiliates (as defined below), or any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

(i)            No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would eliminate or otherwise adversely affect the availability of the exemption from registration under Rule 506(b) of Regulation D or afforded by Section 4(a)(2) of the Securities Act in connection with the Offering of the Shares contemplated hereby or cause this Offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any other applicable securities Laws.

(j)            Employee Relations. There is, and since the Lookback Date there has been, no actual or threatened in writing, or to the knowledge of the Company, threatened orally, labor dispute, work stoppage, request for representation, union organizing activity, or unfair labor practice charges involving the employees of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary is party to any collective bargaining agreement. The Company’s and/or its Subsidiaries’ employees are not members of any union, and the Company believes that its and its Subsidiaries’ relationships with their respective employees are good.

(k)           Intellectual Property Rights. The Company and each of its Subsidiaries exclusively owns, possesses, or has valid and enforceable rights to use, license, and exploit all Intellectual Property used in, necessary or advisable for the conduct of the Company’s and its Subsidiaries’ business as currently conducted and as described in the SEC Reports, except for a failure to own, possess or have such rights that would not reasonably be expected to result in a Material Adverse Effect. There are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the Intellectual Property owned by the Company. The Company and its Subsidiaries are in compliance with all Contracts pursuant to which they license Intellectual Property except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Furthermore, except as has not been and would not reasonably be expected to result in a Material Adverse Effect, since the Lookback Date (A) to the Company’s knowledge, there has been no infringement, misappropriation or violation by third parties of any such Intellectual Property of the Company or its Subsidiaries; (B) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the Company’s or any of its Subsidiaries’ ownership of or any rights in or to any such Intellectual Property; (C) the Intellectual Property owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the validity, enforceability or scope of any such Intellectual Property; (D) there has been no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its Subsidiaries has received any written notice of such Action; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries has violated any term of any employment Contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries. To the Company’s knowledge, the Company and its Subsidiaries have complied in all material respects with 37 C.F.R. §1.56 (Duty to disclose information material to patentability). The consummation of the transactions contemplated hereby or by the other Transaction Documents will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company or any of its Subsidiaries’ right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Company’s and its Subsidiaries’ business as currently conducted and as described in the SEC Reports, except in each case, which individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has taken reasonable steps to maintain their Intellectual Property and to protect and preserve the confidentiality of all of their Trade Secrets. To the Company’s knowledge, there has not been any disclosure or access to any Trade Secrets of the Company and each of its Subsidiaries by any unauthorized person. The Company and each of its Subsidiaries have taken and continue to take commercially reasonable measures, at least consistent with prevailing industry practice, to ensure that all personal information in their possession, custody or control is protected against loss and against unauthorized, access, use, modification, disclosure or other misuse. “Intellectual Property” shall mean any and all rights title and interest in, arising out of, or associated with any intellectual or intangible property, whether protected, created or arising in any jurisdiction throughout the world, including the following: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority (as defined below) issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, slogans, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

(l)            Environmental Laws.

(i)            Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect: (x) the Company and each of its Subsidiaries is in compliance and has complied with all applicable Environmental Laws (as defined below); (y) the Company and each of its Subsidiaries is in possession of all Authorizations required pursuant to Environmental Laws to conduct their respective businesses as currently conducted and as described in the SEC Reports and (z) the Company and each of its Subsidiaries is in material compliance with all terms and conditions of such Authorizations. There is no Action pending or threatened in writing (or to the Company’s knowledge, threatened orally) relating to any violation or noncompliance with any Environmental Law involving the Company or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local Law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (A) treatment, storage, disposal, generation and transportation of Hazardous Substances; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (E) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (F) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (G) health and safety of employees and other persons; and (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of Hazardous Substances. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)            To the knowledge of the Company, none of the Company or any of its Subsidiaries has any liability or obligation under any Environmental Law with respect to any release, spill, emission, leaking, pumping, pouring, emptying, leaching, escaping, dumping, injection, deposit, discharge or disposing of any Hazardous Substance in, onto or through the environment, except as would not reasonably be expected to have a Material Adverse Effect. “Hazardous Substances” means all materials, wastes, or substances defined by, or regulated under, any Environmental Laws, including as a hazardous waste, hazardous material, hazardous substance, extremely hazardous waste, restricted hazardous waste, contaminant, pollutant, toxic waste, or toxic substance, and specifically including petroleum and petroleum products, asbestos, radon, lead, toxic mold, radioactive materials, and polychlorinated biphenyls.

(m)          Authorizations. The Company and each of its Subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates, waivers, filings, qualifications and orders issued by any Governmental Authority (as defined below), including the U.S. Department of Energy, U.S. Nuclear Regulatory Commission and the U.S. Department of Commerce (collectively, the “U.S. Regulatory Agencies”), their foreign counterparts, the International Atomic Energy Agency and any other entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, or other governmental, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial or arbitral authority thereto (each a “Governmental Authority”) and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business as currently conducted and as described in the SEC Reports, or that are otherwise material to the business of the Company and its Subsidiaries, in all applicable jurisdictions, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All Authorizations held by the Company or its Subsidiaries are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is in material violation of any terms of any such Authorizations; and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority of any revocation or modification of any such Authorization, or written notice (or to the Company’s knowledge, oral notice) that such revocation or modification is being considered.

(n)          Regulatory Compliance. The Company and each of its Subsidiaries is in compliance, and has since the Lookback Date been in compliance, with all applicable federal, state, local and foreign Laws, promulgated by any applicable Governmental Authority, including the U.S. Regulatory Agencies, including such Laws relating to the design, manufacture, installation, operation, and maintenance of nuclear reactors and related activities, and to export control, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, provided that such Material Adverse Effect qualifier shall not apply to compliance with Export Control Laws (defined below). Neither the Company nor any of its Subsidiaries has received any written correspondence or notice from any Governmental Authority, alleging or asserting noncompliance with applicable federal, state, local and foreign Laws. The Company and each of its Subsidiaries, and to the Company’s knowledge, each of their respective directors, officers, employees and agents, is and has been in material compliance with applicable Laws of the United States, including, to the extent applicable, without limitation, the laws and regulations (i) pertaining to the handling and disposal in the U.S. of nuclear material and waste under the U.S. Atomic Energy Act of 1954, the U.S. Energy Reorganization Act of 1974, and the U.S. Nuclear Waste Policy Act of 1982, each as amended, and similar Laws of applicable foreign jurisdictions, and the rules and regulations of the applicable Governmental Authorities promulgated thereunder (collectively, the “Nuclear Facilities and Materials Laws”), and (ii) pertaining to export of nuclear materials, equipment, software and technology, such as the U.S. Department of Energy regulations found in 10 C.F.R. Part 810, the U.S. Nuclear Regulatory Commission regulations in 10 C.F.R. Part 110 and the U.S. Department of Commerce’s Export Administration Regulations found in 15 C.F.R. Part 730 et seq., as may be amended, and comparable state Laws and foreign Laws (collectively, “Export Control Laws”). Neither the Company nor any of its Subsidiaries has received written notice (or to the Company’s knowledge, oral notice) of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity of the Company or any of its Subsidiaries is in material violation of any applicable Laws, including Nuclear Facilities and Materials Laws and Export Control Laws, or any Authorizations. The Company and each of its Subsidiaries has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any applicable Laws, including Nuclear Facilities and Materials Laws and Export Control Laws, or any Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments, to the Company’s knowledge, were complete, correct and not misleading on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any other notice or action relating to any alleged product defect or violation, and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action relating to any of the Company’s products in development. Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority, including any U.S. Regulatory Authority. The SEC Reports fairly and accurately describe, in all material respects, the regulatory environment applicable to the Company’s and its Subsidiaries’ businesses, including risks associated with obtaining and maintaining Authorizations, compliance with applicable Laws and potential changes in applicable Laws that could affect the operations of the Company or its Subsidiaries. The Company and its Subsidiaries have implemented and maintain safeguards and security measures that are designed to comply in all material respects with applicable Laws, including those required by the U.S. Regulatory Agencies and other applicable Governmental Authorities, to protect their respective facilities, materials and technology from unauthorized access, use, or disclosure.

(o)           Title. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its Subsidiaries has good and marketable title to all of its personal property and other tangible assets (i) purportedly owned or used by them as reflected in the SEC Reports, or (ii) necessary for the conduct of their business as currently conducted and as described in the SEC Reports, free and clear of any legal or equitable, specific or floating, lien (statutory or otherwise), restriction, mortgage, deed of trust, pledge, lien, security interest, restrictive covenant, or other adverse right, charge, claim or encumbrance of any kind or nature whatsoever (collectively, “Liens”), except for Liens which would not reasonably be expected to have a Material Adverse Effect. With respect to properties and assets it leases, each of the Company and its Subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any Liens, except for such Liens which would not reasonably be expected to have a Material Adverse Effect.

(p)           Tax Status. The Company and each Subsidiary has filed (taking into account any valid extensions) all federal, state, local and foreign income and all other material returns, declarations, reports, elections, designations, or information returns or statements made to a Governmental Authority relating to Taxes, including any schedules or attachments thereto and any amendments thereof (collectively, “Tax Returns”) required to be made or filed by it or with respect to it by any jurisdiction to which it is subject. Such Tax Returns accurately reflect, in all material respects, the Tax liabilities of the Company and its Subsidiaries (other than Taxes not yet due and payable). The Company and each Subsidiary has timely paid all income Taxes and all other material Taxes and other material governmental assessments and material charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company and its Subsidiaries have adequately reserved and accrued for in accordance with GAAP. The Company has reserved and accrued on its books provisions in accordance with GAAP amounts that are reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due from the Company or any Subsidiary by the taxing authority of any jurisdiction. There are no, and since the Lookback Date there have been no, pending or threatened in writing (or to the Company’s knowledge, threatened orally) Actions by the taxing authority of any jurisdiction against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any Tax indemnity, Tax sharing or Tax allocation agreement (but not including any agreement whose primary subject matter is not Taxes) (a “Tax Agreement”). Neither the Company nor its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the affiliated group of which the Company is the common parent). The Company is not a “United States real property holding corporation” within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this Agreement, “Tax” or “Taxes” means (i) any and all U.S. federal, state, local, or non-U.S. taxes, assessment, levy or other charges, including net or gross income, gross receipts, net proceeds, estimated, sales, use, ad valorem, value added, franchise, license, withholding, payroll, employment, excise, property (including both real and personal), unclaimed property remittance/escheat, deed, stamp, alternative or add-on minimum, occupation, severance, unemployment, social security, workers’ compensation, capital, premium, windfall profit, environmental, custom duties, fees, transfer and registration taxes, and any governmental charges in the nature of a tax imposed by a Governmental Authority, (ii) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other person and (iii) any liability for the payment of any amounts as a result of being a party to any Tax Agreement.

(q)           Certain Transactions. All transactions that are required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act are disclosed in the SEC Reports in accordance with Item 404 of Regulation S-K.

(r)            Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(s)           Insurance. The Company and its Subsidiaries have insurance policies (including director and officer liability insurance policies) of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its Subsidiaries, and in any event maintain insurance policies in amounts as required by applicable Law or any Contract to which the Company or its Subsidiaries is a party or to which any of its assets or businesses is subject. All such insurance policies are in full force and effect and binding and enforceable in accordance with their terms, and all premiums due and payable thereon have been timely paid in full. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any such insurance policy, nor has there been any failure to give any notice or present any claim under any such insurance policy in due and timely fashion, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy and there has been no notice of cancellation or nonrenewal of any such insurance policy received by the Company or any of its Subsidiaries. Since the Lookback Date, no limits on any insurance policy of the Company or any of its Subsidiaries have been exhausted, materially eroded or materially reduced.

(t)           SEC Reports. The Company has timely filed or furnished, as applicable, all reports, proxy statements, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be filed or furnished by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (the “SEC Reports”) since the Company was first required by Law or regulation to file such material. The SEC Reports at the time they were filed complied, in all material respects with the Securities Act or the Exchange Act, as applicable. There are no Contracts (or any material change or amendment thereto, or any waiver of any material right thereunder) that are required to be described in the SEC Reports that were or are not described, in all material respects, therein or, in the case of Contracts (or any material change or amendment thereto, or any waiver of any material right thereunder). There are no Contracts (or any material change or amendment thereto, or any waiver of any material right thereunder) that are required to be filed as exhibits to the SEC Reports that were not or will not have been filed as required in the SEC Reports. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports is the subject of an ongoing SEC review. There are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened in writing (or, to the Company’s knowledge, threatened orally), in each case regarding any accounting practice of the Company or any of its Subsidiaries or otherwise relating to the Company or any of its Subsidiaries.

(u)           Financial Statements.

(i)            The audited condensed consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2024 and 2023, and the unaudited interim condensed consolidated financial statements of the Company for the nine months ended September 30, 2025 (in each case consisting of the balance sheets, related statements of operations, changes in stockholders’ equity (deficit) and cash flows), and the unaudited pro forma consolidated financial statements of the Company (including, in each case, the notes thereto) included in the SEC Reports (the foregoing financial statements, the “Financial Statements”) comply in all material respects with GAAP and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and include all adjustments that are necessary for a fair presentation of the financial condition of the Company as of the date thereof, subject, in the case of the unaudited interim condensed financial statements of the Company for the nine months ended September 30, 2025, to normal year-end adjustments that are not expected, individually or in the aggregate, be material, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited interim condensed financial statements, to normal, year-end audit adjustments that will not, individually or in the aggregate, be material. The unaudited pro forma consolidated financial information and the related notes included in the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2025 (the “Super 8-K”), have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(ii)          The Company (A) maintains a standard system of accounting established and administered in accordance with GAAP, (B) has established and maintains a system of internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP, (C) there are no material weaknesses in any system of internal accounting controls used by the Company, (D) there has not at any time been any fraud or other unlawful act on the part of any of management or other employees of the Company who have a role in the preparation of Financial Statements or the internal accounting controls used by the Company related to such preparation or controls and (E) there has not at any time been any claim or allegation regarding any of the foregoing.

(iii)          Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise) other than (A) liabilities disclosed on the latest balance sheet of the Company and the latest balance sheet of the Company included in the Financial Statements balance sheet (including the notes thereto) and (B) liabilities that have been incurred since the date of the latest balance sheet of the Company and the latest balance sheet of the Company included in the Financial Statements in the ordinary course of business, which liabilities, individually or in the aggregate, are not material to the business of the Company and its Subsidiaries (taken as a whole).

(iv)         To the knowledge of the Company, dbbmckennon LLC (the “Successor Auditor”), whose report on the audited Financial Statements will be filed with the SEC, is an independent registered public accounting firm with respect to the Company as required by the Exchange Act and the rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board. The Successor Auditor has not, during the periods covered by the Financial Statements provided to the Company any prohibited non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(v)          Material Changes.  Since the date of the latest balance sheet of the Company and the latest balance sheet of the Company included in the Financial Statements, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect, (ii) there have not been any changes in the assets, financial condition, business or operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition, results of operations or future prospects of the Company, (iii) none of the Company or any of its Subsidiaries has altered its method of accounting or the manner in which it keeps its accounting books and records, and (iv) none of the Company or any of its Subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or equity holders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company). The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). “Insolvent” means, with respect to the Company, on a consolidated basis with its Subsidiaries, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness, (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature.

(w)          Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-15 under the Exchange Act) and such controls and procedures are effective at the reasonable assurance level to ensure that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer.

(x)           Sarbanes-Oxley. The Company is, and has been since the Lookback Date, to the extent applicable, in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it.

(y)           Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed.

(z)           Foreign Corrupt Practices. Neither the Company nor its Subsidiaries, nor any of its or their respective directors, managers, officers, agents or employees or other person acting on behalf of the Company or any of its Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment or offered anything of value to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or, to the Company’s knowledge, made by any person acting on their behalf) which is in violation of Law or (iv) violated any applicable anti-terrorism Law or regulation, nor have any of them otherwise taken any action which would reasonably cause the Company or any of its Subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law of similar effect.

(aa)         Office of Foreign Assets Control. Neither the Company nor any Subsidiary of the Company nor, to the Company’s knowledge, any director, manager, officer, agent, employee or Affiliate of the Company or any Subsidiary is, or is acting under the direction of, on behalf of or for the benefit of a person that is, or is owned or controlled by a person that is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(bb)        Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and other applicable money laundering Laws and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any Governmental Authority involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or threatened in writing (or to the Company’s knowledge, threatened orally).

(cc)         Regulation M Compliance. Neither the Company nor any of its Subsidiaries has, and to its knowledge no one acting on its or their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agents in connection with the placement of the Shares.

(dd)        Privacy and Data Security.

(i)            “Business Privacy and Data Security Policies” means all of the Company’s or one of its Subsidiaries’ present, internal or public-facing policies, notices, and statements concerning the privacy, security, or Processing of Personal Information in the conduct of the Company’s business. “Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural person, including name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law, and all data associated with any of the foregoing that are or could reasonably be used to develop a profile or record of the activities of a natural person across multiple websites or online services, to predict or infer the preferences, interests, or other characteristics of a natural person, or to target advertisements or other content to a natural person. “Privacy Laws” means all applicable Laws, orders, writs, judgments, injunctions, decrees, stipulations, determinations or awards entered by or with any Governmental Authority, and binding guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected), including, as applicable, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications. Without limiting the foregoing, Privacy Laws include the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009 and all other similar international, federal, state, provincial, and local Laws. “Processing” means any operation performed on Personal Information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, storage, transmission, transfer, protection, disclosure, destruction, or disposal of Personal Information.

(ii)           The Company and each of its Subsidiaries, and, to the Company’s knowledge, all vendors, processors, or other third parties acting for or on behalf of the Company or any of its Subsidiaries in connection with the Processing of Personal Information or that otherwise have been authorized to have access to Personal Information in the possession or control of the Company or any of its Subsidiaries, comply and at all times since the Lookback Date have complied, with all of the following in the conduct of its business as currently conducted and as described in the SEC Reports: (A) Privacy Laws; (B) rules of self-regulatory organizations; (C) industry standards, guidelines, and best practices; (D) the Business Privacy and Data Security Policies; and (E) all obligations or restrictions concerning the privacy, security, or Processing of Personal Information under any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof, in each case, except for violations that, individually or in the aggregate, have not been and would not reasonably be expected to have a Material Adverse Effect.

(iii)          Neither the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, does or will: (A) conflict with or result in a violation or breach of any Privacy Laws or Business Privacy and Data Security Policies (as currently existing or as existing at any time during which any Personal Information was collected or Processed by or for the Company or any of its Subsidiaries in the conduct of its business as now being conducted); or (B) require the consent of or notice to any person concerning such person’s Personal Information, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(iv)          Since the Lookback Date, (A) to the Company’s knowledge, no Personal Information in the possession or control of the Company or any of its Subsidiaries, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business has been subject to any data or security breach or unauthorized access, disclosure, use, loss, denial or loss of use, alteration, destruction, compromise, or Processing (a “Security Incident”), and (B) neither the Company nor any of its Subsidiaries has notified and, to the Company’s knowledge, there have been no facts or circumstances that would require the Company or any of its Subsidiaries to notify, any Governmental Authority or other person of any Security Incident in the conduct of its business, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(v)           Since the Lookback Date, neither the Company nor any of its Subsidiaries has received any notice, request, claim, complaint, correspondence, or other communication in writing (or to the Company’s knowledge, orally) from any Governmental Authority or other person, and to the Company’s knowledge there has not been any audit, investigation, enforcement action (including any fines or other sanctions), or other Action relating to, any actual, alleged, or suspected Security Incident or violation of any Privacy Law involving Personal Information in the possession or control of the Company or any of its Subsidiaries, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of its Subsidiaries, in the conduct of its business, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(vi)            In the conduct of its business, the Company and each of its Subsidiaries has at all times since the Lookback Date implemented and maintained, and required all vendors, processors, and other third parties that Process any Personal Information for or on behalf of the Company or any of its Subsidiaries to implement and maintain, all security measures, plans, procedures, controls, and programs, including written information security programs, to (A) identify and address internal and external risks to the privacy and security of Personal Information in their possession or control; (B) implement, monitor, and improve adequate and effective administrative, technical, and physical safeguards to protect such Personal Information and the operation, integrity, and security of its software, systems, applications, and websites involved in the Processing of Personal Information; and (C) provide notification in compliance with applicable Privacy Laws in the case of any Security Incident, in each case, except as has not been and would not reasonably be expected to have a Material Adverse Effect.

(ee)         Brokers’ Fees. Neither of the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees and expenses to the Placement Agents and issuance of the Placement Agent Warrants as described in Section 2 above.

(ff)          Disclosure Materials. Each of the SEC Reports and the Disclosure Materials, at the time filed with, or furnished to, the SEC or, in the case of Disclosure Materials not filed with or furnished to the SEC, at the time delivered to the Purchaser, were true and correct in all material respects and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. For the purposes of this Agreement, “Disclosure Materials” means the Confidential and Non-Binding Summary Term Sheet of the Company (the “Term Sheet”) previously provided to the Purchaser (which Term Sheet shall be deemed to be read together with this Agreement), the confidential presentation of the Company previously provided to the Purchaser and any roadshow presentation delivered to the Purchaser in connection with the contemplated purchase of the Shares, each as amended from time to time, relating to the Offering and any supplement or amendment thereto, and any disclosure schedule or other information document delivered to the Purchaser prior to its execution of this Agreement, and any such document delivered to the Purchaser after its execution of this Agreement and prior to the closing of the Purchaser’s subscription hereunder.

(gg)        Investment Company. Neither the Company nor any of its Subsidiaries is an Affiliate of, or immediately following the Closing will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(hh)        Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties (as modified or qualified in the SEC Reports) made by the Company hereunder and that such representations and warranties (as so modified or qualified) are a material inducement to the Purchaser purchasing the Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchaser would not enter into this Agreement with the Company.

(ii)           Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). The Company represents that it has exercised reasonable care to determine the accuracy of the representation made by the Company in this paragraph.

(jj)           Anti-Dilution. There are no securities or instruments issued by or to which the Company is a party as of the date hereof or as of the Closing containing anti-dilution or similar provisions that will be triggered by the issuance of shares of Common Stock in connection with the Offering or pursuant to any Other Subscription Agreements entered into in connection with the Offering.

(kk)         Other Purchasers. The Company has not entered into any side letter or similar agreement with any Other Purchaser in connection with such Other Purchaser’s direct or indirect investment in the Company other than the applicable Other Subscription Agreement with such Other Purchaser. Each Other Purchaser will enter into its applicable Other Subscription Agreement and no other side letters or similar agreements with respect to its investment in the shares of Common Stock in connection with the Offering. Each Other Subscription Agreement is in the same form and contains the same terms and provisions as this Agreement.

(ll)           Leased Real Property. There are no pending or, to the knowledge of the Company, any threatened condemnation proceedings, lawsuits or other Actions relating to any real property leased by the Company or any of its Subsidiaries or any of the buildings, structures and facilities located thereon (the “Leased Real Property”) or other matters affecting adversely the current use, occupancy or value thereof. The Company and its applicable Subsidiaries enjoy quiet possession under all leases for each parcel of Leased Real Property (each, a “Lease”) and no Leased Real Property under any such Lease is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation, as might, in any material respect, interfere with or impair the present and continued use thereof by the Company or its Subsidiaries in the usual and normal conduct of the business of the Company and its Subsidiaries.

(mm)       Material Contracts. Each Material Contract (as defined below) is the legal, valid and binding obligation of the Company or one of its Subsidiaries that is a party thereto, and is enforceable against the Company or one of its Subsidiaries, as applicable, and, to the knowledge of the Company, the counterparties, in accordance with its terms, other than, in all cases, Material Contracts that have expired, been terminated or superseded in accordance with their terms following the date hereof. Neither the Company or any of its Subsidiaries, nor to the knowledge of the Company, any counterparty, is in violation, breach or default under any such Contract or has improperly terminated, revoked or accelerated any Material Contract and no event or condition exists or has occurred which, with the giving of notice or the lapse of time or both, would, under any Material Contract, (A) constitute a breach or default by the Company or any of its Subsidiaries, or to the knowledge of the Company, a counterparty, (B) give to the counterparty any rights of termination, acceleration or cancellation of, (C) result in any obligation imposed on the Company or any of its Subsidiaries thereunder or a loss of a benefit in favor of the Company or any of its Subsidiaries thereunder, (D) allow the imposition of any fees or penalties on the Company or any of its Subsidiaries thereunder, require the offering or making of any payment or redemption by the Company or any of its Subsidiaries thereunder or (E) give rise to any increased, guaranteed, accelerated or additional rights or entitlements to the counterparty thereunder, in each case, except for such breaches, defaults and events which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including to the extent applicable, Contracts with the stockholders or investors of the Company or any of its Subsidiaries, indemnification agreements with each of their respective directors or officers, employment, consulting agreements or equity award agreements with each of their employees or other service providers. None of the Company or any of its Subsidiaries has received any written notice of the intention of any person to terminate, fail to renew or materially and adversely modify any Material Contract.

As used herein, “Material Contract” means any written or oral agreement, contract, commitment, arrangement, subcontract, license, sublicense, lease, sublease, sales order, purchase order, indenture, mortgage, note, bond, letter of credit, warrant, instrument, obligation, or understanding (collectively, including all amendments, supplements and modifications thereto, “Contracts”) to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or businesses are bound that is, or will be, required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act;

(i)            that contains an exclusivity clause that restricts the Company or any of its Subsidiaries or a covenant not to compete in any line of business with any person in any geographical area that restricts the Company or any of its Subsidiaries or that otherwise restricts the Company or any of its Subsidiaries from freely providing products or services to any customer or potential customer, or that restricts the right of the Company or any of its Subsidiaries to sell to or purchase from any other person;

(ii)            that relates to the acquisition or disposition of any business (whether by merger, sale of stock or assets or otherwise) at any time since the Lookback Date;

(iii)           that is with any Related Person (as defined pursuant to Item 404(a) of Regulation S-K under the Securities Act) of the Company or any of its Subsidiaries;

(iv)          that grants to the counterparty a right of first refusal, first offer or first negotiation outside of the ordinary course of business of the Company; or

(v)           that grants the other party or any third party “most favored nation” status or any similar rights.

(nn)        Employee Benefits.

(i)            “Benefit Plan” means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company is the owner, the beneficiary, or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, arrangement or agreement, whether written or oral, including, without limitation, any (A) “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”) or (B) other employee benefit plans, agreements, programs, policies, arrangements or payroll practices, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), which the Company or any of its Subsidiaries sponsors or maintains for the benefit of its current or former officers, directors, employees, leased employees, consultants or agents (or their respective beneficiaries), or with respect to which the Company or any of its Subsidiaries has, or could reasonably be expected to have, any direct or indirect present or future liability.

(ii)           Each Benefit Plan has been established, maintained and operated in all material respects in accordance with its terms and in compliance with all applicable provisions of applicable Laws, including Section 409A of the Code and the regulations and other guidance issued thereunder, in each case, except as has not been and would not reasonably be expected to have, a Material Adverse Effect. There are no investigations by any Governmental Authority, termination proceedings or other claims (except routine claims for benefits payable under the Benefit Plans) or Actions pending in writing (or to the Company’s knowledge, orally) against any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan that would reasonably be expected to give rise to any material liability. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Benefit Plan. No Benefit Plan is (A) subject to Section 412 of the Code, Title IV of ERISA or Section 302 of ERISA (including a “multiemployer” plan within the meaning of Section 3(37) of ERISA), (B) a “multiple employer plan” as defined in Section 413(c) of the Code, or (C) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. No Benefit Plan is subject to the Laws of any jurisdiction other than the United States.

(iii)         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall, in connection with any other event(s), (i) result in any payment or benefit becoming due to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (ii) increase any amount of compensation or benefits otherwise payable to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, (iv) limit the right to merge, amend or terminate any Benefit Plan (except any limitations imposed by applicable Law, if any), or (v) give rise to any “excess parachute payment” as defined in Section 280G(b)(l) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(oo)        Sanctions. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty's Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region and the Donetsk People's Republic and Luhansk People's Republic in Ukraine, Cuba, Iran, North Korea, and Syria (collectively, “Sanctioned Countries”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. Since the Lookback Date, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

4.    Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing Date, the following:

(a)           The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Shares and the tax consequences of the investment. The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies and is able to bear the economic risks of the investment for an indefinite period of time and has no need for liquidity of the investment in the Shares. The Purchaser can afford the loss of his, her or its entire investment.

(b)           The Purchaser is acquiring the Shares for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering and sale of the Shares have not been registered under the Securities Act or any state securities Laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities Laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares, other than with respect to an Affiliate of the Purchaser. By making the representations herein, the Purchaser does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to, subject to any other written agreement to the contrary, assign, transfer or otherwise dispose of any of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser understands and acknowledges that the Offering of the Shares will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Shares to the Purchaser as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by the Purchaser, and Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. If the Purchaser is, with respect to the Company, (i) a predecessor of the Company; (ii) an affiliated issuer; (iii) a director, executive officer, other officer participating in the offering, general partner or managing member of the Company; (iv) any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; (v) any promoter connected with the Company in any capacity at the time of such sale; (vi) any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Offering; (vii) any general partner or managing member of any such investment manager or solicitor; or (viii) any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor (each such category, a “Covered Person”), the Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(c)           The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity is duly organized, validly existing and in good standing under the Laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of applicable Law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that he, she or it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound, except for any violation or conflict that, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the other Transaction Documents or to consummate any transactions contemplated hereby or thereby.

(d)          The Purchaser understands that the Shares are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Shares to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

(e)           The Purchaser understands that, other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register the Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Shares. The Purchaser understands that no public market exists for the Company’s Common Stock and that there can be no assurance that any public market for the Common Stock will exist or continue to exist. The Common Stock is not approved for quotation on OTC Markets or any other quotation system or listed on any exchange.

(f)            The Purchaser has received, reviewed and understood the information about the Company, including all Disclosure Materials provided to it by the Company and/or a Placement Agent (at the Company’s direction), and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. However, neither any such review or inquiries, nor any due diligence investigation conducted by the Purchaser or any of the Purchaser’s professional advisors, nor anything else contained herein, including, without limitation, discussions and presentations made by or on behalf of the Company to the Purchaser and any “road show” presentation, shall modify, limit or otherwise affect Purchaser’s right to rely on the Company’s and its Subsidiaries representations, warranties, covenants and agreements contained in this Agreement or any of the other Transactions Documents and on the information contained in the Disclosure Materials. The Purchaser understands that such discussions, as well as any Disclosure Materials provided by the Company and/or a Placement Agent (at the Company’s direction), were intended to describe the aspects of the Company’s business and prospects and the Offering which the Company believes to be material and, except as expressly set forth in this Agreement (as modified or qualified in the SEC Reports (excluding any disclosures contained under the heading “Risk Factors,” any disclosures of risks included in any “forward looking statements” or disclosures that are cautionary, predictive or forward-looking in nature)), the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by or on behalf of any entity other than the Company and its Subsidiaries. Some of such information may include projections as to the future performance of the Company, which projections are made by the Company in good faith but are subject to numerous uncertainties outside the Company’s control and may not be realized, actual results may differ substantially from those set forth in the projections, may be based on assumptions which may not prove to be correct and may be subject to numerous factors beyond the Company’s control. The Purchaser acknowledges that he, she or it is not relying upon any person or entity, other than the Company and its Subsidiaries and its and their officers and directors, in making its investment or decision to invest in the Company. In entering into this Agreement, the Purchaser has not relied on any oral or, except as otherwise expressly set forth in the Transaction Documents or the Disclosure Materials, written information provided by the Company or any Placement Agent, or by their respective affiliates, agents, employees, representatives or trustees, or by any other agent or broker. No agent, employee or representative of the Company or any Placement Agent or other agent or broker has been authorized to make, and the Purchaser has not relied on, any statements other than those expressly set forth in the Transaction Documents or the Disclosure Materials. Without limiting or derogating from Section 3(ff), the Purchaser understands and represents that he, she or it is purchasing the Shares notwithstanding the fact that the Company may disclose in the future certain material information the Purchaser has not received that is not required to be disclosed in the SEC Reports, including (without limitation) financial statements of the Company for the current fiscal period, and any subsequent period financial statements that will be filed with the SEC, that he, she or it is not relying on any such information in connection with his, her or its purchase of the Shares. Each Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to his, her or its acquisition of the Shares.

(g)          The Purchaser acknowledges that neither the Company nor any Placement Agent is acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and that no investment advice has been given by the Company, any Placement Agent or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and the Purchaser’s representatives (if any).

(h)          As of the Closing, all actions on the part of the Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

(i)            The Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in the Purchaser, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser (A) agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders and (B) consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control Laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Shares. The Purchaser further acknowledges that neither the Purchaser nor any of the Purchaser’s Affiliates or agents will have any claim against the Company for any form of damages as a result of any of the foregoing actions.

(j)            If the Purchaser is an Affiliate of a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

(k)           The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has considered the risk factors in the SEC Reports before deciding to invest in the Shares.

(l)            The Purchaser is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

(m)          The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

(n)          Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales (as defined below), of the securities of the Company during the period commencing at the time the Purchaser was first contacted by the Company or any other individual or entity representing the Company (including a Placement Agent) regarding the transactions contemplated hereunder. Notwithstanding the foregoing, in the case of the Purchaser being a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers do not communicate or share information with, and have no direct knowledge of the investment decisions made by, the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other individuals or entities party to this Agreement, or to the Purchaser’s representatives, agents or advisors, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

(o)          The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Shares and other activities with respect to the Shares by the Purchaser, and will comply with such anti-manipulation rules of Regulation M.

(p)           All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company or a Placement Agent for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Purchaser’s purchase of the Shares, the Purchaser will promptly furnish revised or corrected information to the Company.

(q)          The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, the Purchaser has relied, is relying and will rely solely on such advisors and not on any statements or representations of the Company or the Placement Agent, or any of its respective representatives or agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

(r)            If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the observance in all material respects of the Laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other Laws of the Purchaser’s jurisdiction.

(s)           The Purchaser represents that it is not a “foreign person” for purposes of Section 721 of the Defense Production Act of 1950 (as amended) or the rules or regulations promulgated thereunder (including 31 C.F.R. Part 800 and 31 C.F.R. part 801); provided, however, that if the Purchaser is a “foreign person” for such purposes, it agrees that it will not (i) obtain any control rights over the Company, including the ability to determine, direct, or decide important matters affecting the Company; (ii) have access to any material nonpublic technical information in the possession of the company; (iii) obtain membership or observer rights on the Board or the right to nominate an individual to a position on the Board ; or (iv) have any involvement, other than through voting of shares, in substantive decision making of the Company regarding the use, development, acquisition or release of the Company’s technology.

(t)           (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its Affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its Affiliates.

(u)           If the Purchaser is a Covered Person, neither the Purchaser nor, to the Purchaser’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

(v)           The Purchaser understands that there are substantial restrictions on the transferability of the Shares and that the certificates or book-entry positions representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

In addition, if the Purchaser is an Affiliate of the Company, certificates or book-entry positions evidencing the Shares issued to the Purchaser may bear a customary “Affiliates” legend.

Any fees (with respect to the Company's transfer agent for the Common Stock (the “Transfer Agent”), counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

Upon the receipt by the Company of a request from Purchaser and subject to receipt by the Company and its Transfer Agent from the Purchaser of customary representations and other customary documentation reasonably required by the Transfer Agent in connection therewith, the Company shall be obligated to promptly reissue unlegended certificates or book entry positions at such time as the securities evidenced by such book entry positions (x) are sold pursuant to Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied, provided that Rule 144 or such other applicable exemption is available and, if the Transfer Agent requires an opinion, the Company shall cause its legal counsel to deliver an opinion in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act or (y) are sold pursuant to an effective resale registration statement under the Securities Act, provided that if the Transfer Agent requires an opinion, the Company shall cause its legal counsel to deliver an opinion in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, or (z) are covered by an effective resale registration statement under the Securities Act and are Legend Removal Shares (as defined in the next sentence). If a resale registration statement under the Securities Act covering the Shares becomes effective, then the Company shall cause legal counsel to the Company, at the Company’s expense: (a) to issue to the Transfer Agent for the Common Stock, within one (1) Trading Day after the effective date thereof, a “blanket” legal opinion in customary form to the effect that the Shares covered by the Registration Statement (as defined in the Registration Rights Agreement) have been registered for resale under the Securities Act and, if such counsel has received a signed certificate in the form attached as Exhibit B to the Registration Rights Agreement (a “Legend Removal Certificate”) from the holder of the Shares (subject to the assumption by such counsel that such holder complies with the covenants set forth in such signed certificate), may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 (“Legend Removal Shares”), or, otherwise, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 upon resale pursuant to such registration statement; and (b) promptly to amend such opinion to cause the Shares to be Legend Removal Shares after later receipt of a Legend Removal Certificate from the holder. Under the foregoing circumstances, the Company shall direct its Transfer Agent to issue unlegended shares, in the case of clause (x) above, within one (1) Trading Day after the Transfer Agent’s receipt of such opinion or, in the case of clause (y) above, within three (3) Trading Days after the Transfer Agent’s receipt of such legal opinion with respect to Legend Removal Shares or otherwise within three (3) Trading Days after the Transfer Agent’s receipt of evidence in customary form that the Shares have been sold pursuant to an effective resale registration statement under the Securities Act, in either case via DWAC or as otherwise requested by the holder.

(w)          If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement.

(x)           The Purchaser understands that (i) the Company prior to the reverse triangular merger among the Company, Deep Fission Acquisition Co., and Deep Fission Nuclear Corporation, a Delaware corporation (f.k.a. Deep Fission, Inc.) consummated on September 5, 2025, was a “shell company” as defined in Rule 12b-2 under the Exchange Act; and (ii) pursuant to Rule 144(i), securities issued by a current or former shell company (including the Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one (1) year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company (which occurred upon the filing of the Super 8-K), and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve (12) months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates or book-entry positions for the Shares cannot be removed except in connection with (i) an actual sale meeting the foregoing requirements or (ii) pursuant to an effective registration statement.

(y)          To effectuate the terms and provisions hereof, the Purchaser hereby appoints each of the Lead Placement Agents as its attorney-in-fact for the purpose of carrying out the provisions of the Escrow Agreement, including, without limitation, taking any action on behalf of, or at the instruction of, the Purchaser and executing any release notices required under the Escrow Agreement and taking any action and executing any instrument that a Placement Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof, in each case, subject to and in accordance with the terms of this Agreement and the Escrow Agreement. All lawful acts done under the foregoing authorization are hereby ratified and approved, and no Placement Agent nor any designee nor agent thereof shall be liable in connection therewith for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of fraud, gross negligence or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable while the Escrow Agreement remains in effect.

5.    Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Shares and deliver the Shares to the Purchaser and to consummate the other transactions contemplated hereby at the Closing shall be subject to the satisfaction or written waiver by the Company (in whole or in part) of the following conditions, to the extent such condition can be waived, in its sole discretion, on or prior to the Closing Date (provided, that any waiver by the Company of the condition set forth in Section 5(f) shall require the prior written consent of the Purchaser):

(a)           Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the Purchase Price for the number of Shares being purchased by the Purchaser at the Closing.

(b)           Receipt of Executed Transaction Documents. The Purchaser shall have executed and delivered to the Company the Omnibus Signature Page, Accredited Investor Certification, the Purchaser Profile and the Anti-Money Laundering Information Form and the Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement).

(c)           Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all respects as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date), except for the failure of any such representation or warranty to be so true and correct as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated hereby.

(d)           Performance. The Purchaser shall have performed or complied with in all material respects all obligations and covenants herein required to be performed by the Purchaser on or prior to the Closing.

(e)           [RESERVED].

(f)           Minimum Offering. In connection with the Closing, the Company shall have received gross proceeds from the Offering (before deducting the Cash Fee or any other fees or expenses related to the Offering) equal to or greater than the Minimum Offering Amount (inclusive of any shares of Common Stock that may be purchased in the Offering by the Placement Agents).

(g)           Qualifications. All Authorizations of, or notices to, any Governmental Authority that are required in connection with the transactions contemplated by this Agreement, including the lawful issuance and sale of the Shares pursuant to this Agreement at the Closing, except for Blue Sky law notifications that may be properly submitted after such Closing and filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D, which may be filed no later than fifteen (15) calendar days after the “date of first sale” in the Offering.

6.    Conditions to Purchaser’s Obligations at the Closing. The Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares to be issued to the Purchaser hereunder at the Closing and to consummate the other transactions contemplated hereby, shall be subject to the satisfaction by the Company or written waiver by the Purchaser (in whole or in part) of the following conditions, to the extent such condition can be waived, in its sole discretion, on or prior to the Closing Date:

(a)           Representations and Warranties. (i) The representations and warranties made by the Company (as modified by the SEC Reports) (excluding any disclosures (whether contained under the heading “Risk Factors,” in any “forward-looking statements” disclaimer or in any other section) to the extent they are cautionary, predictive or forward-looking in nature) set forth in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(h), 3(i), 3(r), 3(t), 3(u), 3(v), 3(cc), 3(dd), 3(ff), 3(gg), 3(hh), 3(ii), 3(jj) and 3(kk) hereof) (collectively, the “Company Fundamental Representations”) shall be true and correct in all respects as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all respects as of such earlier date) and (ii) the other representations and warranties made by the Company in Section 3 shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) as of the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of such Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) in all material respects as of such earlier date).

(b)           Performance. The Company shall have performed or complied with in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing.

(c)           Receipt of Executed Transaction Documents. The Company shall have duly executed and delivered to the Placement Agents on behalf of the Purchaser a counterpart of the Registration Rights Agreement and the Escrow Agreement.

(d)           [RESERVED].

(e)           Minimum Offering. In connection with the Closing, the Company shall be receiving gross proceeds from the Offering (before deducting the Cash Fee or any other fees or expenses related to the Offering) equal to or greater than the Minimum Offering Amount (inclusive of any shares of Common Stock that may be purchased in the Offering by the Placement Agents).

(f)            [RESERVED].

(g)           Officer’s Certificate. At the Closing, an executive officer of the Company shall have duly executed and delivered or caused to be delivered to the Placement Agents a certificate addressed to the Purchaser and the Placement Agents certifying as to the satisfaction of the conditions set forth in Section 6(a) and Section 6(b) as of the Closing Date.

(h)           Secretary’s Certificate. At the Closing Date, the Company shall have delivered to the Placement Agents a certificate, validly executed by the Secretary of the Company certifying as to (i) true, correct and complete copies of its certificate of incorporation and bylaws; (ii) the valid adoption of resolutions of the Board (whereby this Agreement, the Offering and the transactions contemplated hereunder were unanimously approved by the Board); and (iii) a good standing certificate from the Secretary of State of the State of Delaware dated within five (5) Business Days prior to the Closing Date.

(i)            Good Standing. The Company and each of its Subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation.

(j)            Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(k)           [RESERVED].

(l)            Legal Opinion. Orrick, Herrington & Sutcliffe LLP (“Orrick”), legal counsel for the Company, shall deliver an opinion addressed to the Purchaser and the Placement Agents, dated as of the Closing Date, in form and substance mutually acceptable to Orrick and the Placement Agents.

(m)           Compliance with Laws. The transactions contemplated by this Agreement and the other Transaction Documents, including the sale and issuance of the Shares in the Offering, shall be legally permitted by all Laws and regulations to which the Company is subject or which are otherwise applicable to the transactions contemplated by the Transaction Documents.

(n)           Qualifications. All Authorizations of, or notices to, any Governmental Authority that are required in connection with the transactions contemplated by this Agreement, including the lawful issuance and sale of the Shares pursuant to this Agreement at the Closing, shall have been delivered or obtained and effective as of such Closing except for Blue Sky law notifications that may be properly submitted after such Closing and filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D which may be filed no later than fifteen (15) calendar days after the “date of first sale” in the Offering.

(o)           No Material Adverse Effect. There shall have been no Material Adverse Effect.

7.     Indemnification.

(a)            In addition to the indemnity provided to the Purchaser in the applicable Registration Rights Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates, and its and their respective directors, officers, stockholders, equity holders, members, managers, partners, investment advisers, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, equity holders, members, managers, partners, investment advisers, employees, attorneys, consultants, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees, charges, Taxes, judgements, fines, penalties and expenses whatsoever (including, but not limited to, amounts paid in settlement and any and all out-of-pocket expenses, including attorneys’ fees and expenses, incurred in investigating, preparing or defending against any litigation commenced or threatened) (collectively, “Indemnified Liabilities”) arising out of or relating to: (i) the inaccuracy, violation or breach of any of the Company’s representations or warranties made in Section 3 of this Agreement; (ii) any breach or failure to perform by the Company of any of its covenants and obligations contained herein or (iii) any Action brought or made against such Purchaser Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of, relating to or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, or any of the other Transaction Documents or the transactions contemplated hereby or thereby, including the issuance of the Shares, or (B) the status of the Purchaser merely as a stockholder of the Company pursuant to the transactions contemplated hereby or by the other Transaction Documents. To the extent that the foregoing undertaking by the Company may be determined by a court of competent jurisdiction to be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser hereunder, except in the case of fraud. The Purchaser Indemnitees are intended third party beneficiaries of the provisions of this Section 7, entitled to enforce such provisions as if directly party to this Agreement.

(b)           The Company shall have the right to control the investigation and defense of any Action for which a Purchaser Indemnitee may be entitled to indemnification hereunder with counsel reasonably satisfactory to such Purchaser Indemnitee, at the sole cost and expense of the Company, upon written notice to the applicable Purchaser Indemnitee; provided, that (i) such notice contains confirmation that the Company has agreed to indemnify the Purchaser Indemnitee (subject to the limitations on indemnification set forth herein) for the Indemnified Liabilities arising out of, relating to or resulting from such Action and (ii) the Company shall not be entitled to assume or control the investigation and defense, if (A) such claim seeks non-monetary, equitable or injunctive relief or alleges any violation of criminal Law or (B) the Company is also a party and the Purchaser Indemnitee determines in good faith after consultation with counsel that there may be one or more legal defenses available to such Purchaser Indemnitee that are different or additional to those available to the Company. If the Company assumes the investigation and defense of such Action in accordance herewith, the Purchaser Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the investigation and defense of such Action.

(c)           Notwithstanding anything to the contrary herein, without the prior written consent of the Purchaser Indemnitee, the Company shall not, and shall not cause or permit any of its Subsidiaries or its or their respective Related Parties to, negotiate, consent to or enter into any settlement, or consent to the entry of any judgment, with respect to any Action for which such Purchaser Indemnitee may be entitled to indemnification hereunder, unless such settlement (i) includes an unconditional release of such Purchaser Indemnitee from all liability arising out of such proceeding, (ii) does not require any admission of wrongdoing or failure to act by any Purchaser Indemnitee, and (iii) does not obligate or require any Purchaser Indemnitee to take, or refrain from taking, any action.

(d)           The Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, as between the Purchaser and the Company, other than (i) for Actions seeking specific performance of the obligations under this Agreement; or (ii) in the case of a breach or violation of this Agreement by the Company which has resulted from either (A) intentional fraud or (B) a willful and intentional act or a willful and intentional failure to act in either case with actual knowledge that the act or failure to act constituted or would result in a breach or violation, in each case, the sole and exclusive remedy of the Purchaser and the Purchaser Indemnitees with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions (including the limitations thereof) set forth in this Section 7. For the avoidance of doubt, this Section 7(d) applies only to Purchasers and shall not limit or impair any rights or remedies of the Placement Agents as third-party beneficiaries or under the Placement Agent’s engagement letter with the Company dated December 30, 2025 (the “Placement Agent Agreement”).

8.    Revocability; Binding Effect. The subscription hereunder may be revoked, in whole or in part, prior to the Closing in the sole discretion of the Purchaser, for any reason or no reason, provided that written notice of revocation is sent and is received by the Company or a Placement Agent at least two (2) Business Days prior to the Closing Date. The Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

9.     Miscellaneous.

(a)           Use of Proceeds. The Company currently intends to use the net proceeds from the Offering for general working capital and corporate purposes, including towards the engineering, research and development of its first nuclear reactor and related technologies. A portion of the net proceeds will also be used to cover management, overhead, legal and accounting fees and expenses relating to the Offering, and could include potential acquisitions of complementary businesses or assets (though none is currently contemplated).

(b)           Modification. Prior to the Closing, this Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the Purchaser. Following the Closing, this Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the Purchasers that hold at least a majority of the outstanding Shares and Other Shares (the “Requisite Holders”); provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to the Purchaser without the written consent of the Purchaser if such amendment or waiver materially and adversely affects the rights of the Purchaser under this Agreement in a manner that is different than the Other Purchasers. Any amendment, modification or waiver effected in accordance with this Section 9(b) shall be binding upon the Purchaser and its successors and assigns and the Company and its successors and assigns.

(c)           Third-Party Beneficiary. Each Placement Agent shall be an express third party beneficiary of the representations and warranties of the Company included in Section 3 and of the Purchaser included in Section  4 of this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Section 7 and this Section 9(c).

(d)           Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) when sent, if by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e- mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(i)	if to the Company, at

Deep Fission, Inc.

2831 Garber Street

Berkeley, California 94705

Attention: Jon Gordon, GC

Email:

with copies (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

222 Berkeley Street

Suite 2000

Boston, MA 02116

Attention: Albert Vanderlaan; Kelly Mink

E-mail: avanderlaan@orrick.com; kmink@orrick.com

or

(ii)	if to the Purchasers, at the address set forth on each such Omnibus Signature Page hereof

(or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).

(e)           Assignability. This Agreement is binding upon, and is enforceable by, each of the Company and the Purchaser and their respective successors and permitted assigns. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser other than an assignment of the rights, interests and obligations hereunder in connection with any transfer of the Shares by a Purchaser to a Permitted Assignee (as such term is defined in the Registration Rights Agreement). Notwithstanding the foregoing, the Purchaser may assign its rights and obligations under this Agreement to one or more of its Affiliates or, with the Company’s prior written consent, to another person, in either case that is an accredited investor as defined in Rule 501 of Regulation D; provided, that no such assignment shall relieve the Purchaser of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief. For the avoidance of doubt, nothing in this Section 9(e) is intended to, or shall have the effect of, restricting or otherwise impairing any transfer of the Shares by the Purchaser. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Company.

(f)            Applicable Law. This Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be governed by and construed in accordance with the internal Laws of the State of New York, without reference to the principles thereof relating to the conflict of Laws to the extent they would result in the application of the Laws of any other jurisdiction. Any claim, dispute or litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby shall be brought and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, and the appellate courts therefrom, in each case sitting in New York County, New York. Each party irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such party's address set forth in Section 9(c), such service to become effective ten (10) days after such mailing.

(g)           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(h)           Form D; Blue Sky Qualification. The Company shall timely file a Form D with respect to the Shares and provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

(i)            Rules of Construction.  Unless the context otherwise requires, (i) all references to Sections, or Exhibits are to Sections or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

(j)             Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, “poison pill” (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Shares or any other securities of the Company under this Agreement or under any other agreement between the Company and the Purchaser.

(k)           Securities Law Disclosure; Publicity. By 9:00 a.m., New York City time, on the trading day immediately following the Closing, the Company shall issue a press release disclosing all material terms of the Offering. The Company will also file a Current Report on Form 8-K  (the “Form 8-K”) (and including as exhibits to such Form 8-K, the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)), in each case without redaction and including all schedules, exhibits and appendices, except as permitted by applicable SEC rules and instructions and provided that any redaction or schedule, exhibit or appendix not so filed in reliance on such rules and instructions shall not contain any material non-public information, as soon as practicable following the Closing Date but in no event more than four (4) Business Days following the Closing Date. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency or principal trading market, without the prior written consent of the Purchaser, except (i) as required by federal securities Law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC, or (ii) in connection with a request by FINRA relating to the Form 211 to be filed by a market maker on the Company’s behalf, or (iii) to the extent such disclosure is required by applicable Law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall to the extent legally permissible provide the Purchaser with prior written notice of such disclosure permitted under this sub-clause (ii). The Company represents and warrants that, from and after the filing of the Form 8-K, no Purchaser shall be in possession of any material, non-public information received from the Company or its Subsidiaries any of its or their respective officers, directors, employees or agents or any other person acting on its behalf in connection with the Offering that is not disclosed in the Form 8-K unless the Purchaser shall have executed a written agreement with the Company regarding the confidentiality and use of such information or is otherwise subject to confidentiality restrictions as an officer or director of the Company. The Purchaser, severally and not jointly with the Other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 9(k), the Purchaser will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions), except to the extent such disclosure is required by applicable Law and then only after providing the Company with advance notice of such disclosure to the extent legally permissible so that the Company may seek a protective order to prevent such disclosure. In addition, the Purchaser acknowledges that it is aware that United States securities laws may restrict persons who have material, non-public information about a company and are subject to a duty of trust or confidence in respect of such information from purchasing or selling any securities of such company while in possession of such information. The provisions of this Section 9(k) are in addition to and not in replacement of any other confidentiality agreement, if any, between the Company and the Purchaser.

(l)            Non-Public Information. Except for information (including the terms of this Agreement and the transactions contemplated hereby) that will be disclosed in the Form 8-K and filed with the SEC, the Company has not provided, shall not provide and shall cause each of its Subsidiaries and its and their officers, directors, employees, agents and other representatives, not to, provide the Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries or any of the Company’s securities without the express prior written consent of the Purchaser. The Company understands, acknowledges and agrees that (a) the Purchaser, its Affiliates and persons acting on its or their behalf will rely on the provisions of Section 9(k) and this Section 9(l) in effecting transactions in the Shares and other securities of the Company and of other persons, and (b) notwithstanding anything to the contrary contained herein, the Purchaser shall not (nor shall any of the Purchaser’s Affiliates, attorneys, agents or representatives) have, solely as a result of this Agreement or any of the other Transaction Documents or the purchase of the Shares, any duty of trust or confidence with respect to, or any obligation not to trade in any securities while aware of, any material non-public information (i) provided by, or on behalf of, the Company, any of its Subsidiaries or any of its or their officers, directors (or equivalent persons), employees, attorneys, agents or representatives in violation of any of the representations, covenants, provisions or agreements set forth in Section 9(k) or this Section 9(l) or (ii) otherwise possessed (or continued to be possessed) by the Purchaser (or any Affiliate, agent or representative thereof) as a result of any breach or violation by the Company of any representation, covenant, provision or agreement set forth in Section 9(k) or this Section 9(l).

(m)           Entire Agreement. This Agreement, together with the Registration Rights Agreement and each other Transaction Document, and all exhibits, schedules and attachments hereto and thereto, and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(n)           Share Certificates. The Shares issued at any Closing will not be certificated but will be represented by book-entry positions on the books of the Transfer Agent. If the Shares are subsequently certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and its Transfer Agent for any losses in connection therewith and/or, if required by such Transfer Agent, a bond in such form and amount as is reasonably required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

(o)           Expenses. Except as explicitly provided otherwise in this Agreement, all parties shall bear their own fees and expenses in connection with the Offering and any due diligence activities relating thereto. Without limiting the foregoing, the Company shall pay all Transfer Agent fees, stamp taxes and other Taxes and duties levied in connection with the sale and issuance of the Shares, and the Company shall file all necessary Tax Returns and other documentation with respect to such fees, Taxes and duties, and the Company shall pay all fees and expenses of its counsel in connection with the issuance of any opinion required by Section 4(v) or Section 6(l) above and of any opinion to the Transfer Agent for the removal of any legend on the Shares. The Placement Agents’ cash commission and any expenses of the Placement Agents (or any sub-agents), including fees and expenses of their legal counsel, will be paid or reimbursed as agreed by the Company with each Placement Agent in the Placement Agent Agreement by and between the Company and such Placement Agent. All other fees and expenses relating to the Offering, including but not limited to legal and accounting fees of the Company, and any expenses of the Company incurred in connection with the Offering, will be payable at the closing of the Offering from the proceeds thereof.

(p)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages that contain copies of an executed signature page such as in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in .pdf format shall be deemed to be their original signatures for all purposes.

(q)           Severability. Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable Law, such invalid or contrary provision shall be replaced with a valid provision that as closely as possible reflects the parties’ intent with respect thereto, and invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(r)           Headings. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(s)          Additional Information; Further Assurances. The Purchaser hereby agrees to furnish the Company such other information as the Company may reasonably request prior to the Closing with respect to its subscription hereunder. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party hereto may reasonably request in order to effect the transactions contemplated hereby and to accomplish the purposes of this Agreement, the satisfaction of the conditions and the consummation of the transactions contemplated hereby.

(t)            Survival. The parties agree that, if the Closing occurs (i) the Company Fundamental Representations shall survive the execution and delivery of this Agreement for a period of eighteen (18) months from the Closing Date and (ii) the other the representations and warranties of the Company and the representations and warranties of the Purchaser contained in this Agreement shall survive the execution and delivery of this Agreement and the Shares for a period of one (1) year from the Closing Date and the covenants and agreements contained in this Agreement (including the covenants and agreements set forth in Section 7 hereof) shall survive the Closing and delivery of the Shares in accordance with their terms or, if no term is specified, such covenants and agreements shall survive indefinitely. Notwithstanding anything herein to the contrary, in no event shall the Purchaser have any liability to the Company or to any other person in connection with the Offering other than pursuant to this Agreement.

(u)           Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

(v)           Public Disclosure. Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval (which may be withheld in the Company’s sole discretion), except to the extent such disclosure is required by applicable Law, request of the staff of the SEC or of any regulatory agency or by principal trading market regulations.

(w)          Potential Conflicts. Each Placement Agent, its sub-agents, legal counsel to the Company or the Placement Agents and/or their respective Affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

(x)           Independent Nature of the Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of the Purchaser under this Agreement, the other Transaction Documents and any other agreements delivered in connection herewith are several and not joint with the obligations of any Other Purchaser in connection with the Offering, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser in connection with the Offering. The decision of the Purchaser to purchase Shares pursuant to this Agreement has been made by the Purchaser independently of any Other Purchaser or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any Other Purchaser or investor or by any agent or employee of any Other Purchaser or investor, and neither the Purchaser nor any of its agents or employees shall have any liability to any Other Purchaser or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchaser is in any way acting in concert or as a group with any Other Purchaser in connection with the Offering with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document or any Other Subscription Agreement. Except as specifically set forth herein, the Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other party to be joined as an additional party in any proceeding for such purpose.

(y)           Waiver of Conflicts. Each party to this Agreement acknowledges that Orrick, counsel to the Company, may have in the past performed and may continue to or in the future perform legal services for certain of the Purchasers and the Placement Agents in matters unrelated to the transactions described in this Agreement, including financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that Orrick represented the Company in the transaction contemplated by this Agreement and have not represented any individual Purchaser in connection with such transaction; and (c) gives its informed consent to Orrick’s representation of certain of the Purchasers and the Placement Agents in unrelated matters and to Orrick’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

(z)           Adjustments. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of Shares or the Per Share Purchase Price (or other price per share of Common Stock) shall be deemed to be amended to appropriately account for such event.

(aa)         Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party hereto shall be entitled to protective orders, injunctive relief and other remedies available at Law or in equity (including, without limitation, seeking specific performance or rescission of purchases, sales and other transfers). The parties hereto agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the Purchaser or the Company, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the Purchaser and the Company, as applicable, under this Agreement all in accordance with the terms of this Section 9(bb). Neither the Purchaser nor the Company, as applicable, shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, all in accordance with the terms of this Section 9(bb).

(bb)        Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or in any other Transaction Document, and notwithstanding the fact that the Purchaser may be partnerships or limited liability companies, the Company hereto covenants, agrees and acknowledges that no recourse under this Agreement or any Transaction Document shall be had against any of the Purchaser’s future, present or former Affiliates, or the Purchaser’s or its Affiliates’ respective future, present or former officers, directors, managers, employees, partners, investment advisers, equity holders, controlling persons, members, agents, attorneys, representatives, successors or permitted assigns (the “Purchaser Parties”) (other than the Purchaser and its successors and Permitted Assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Purchaser Parties, as such, for any obligation or liability of any party under this Agreement or any other Transaction Document for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 9(cc) shall relieve or otherwise limit the liability of the Purchaser or any of its successors or Permitted Assignees, for any breach or violation of its obligations under such agreements, documents or instruments. The liability limitation provision in this Section 9(cc) shall survive termination of this Agreement. The Purchaser Parties are intended third party beneficiaries of the provisions of this Section 9(cc), entitled to enforce such provisions as if directly party to this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the 5th day of February, 2026.

DEEP FISSION, INC.

By:
Name:
Title:

HOW TO SUBSCRIBE FOR SHARES IN THE PRIVATE OFFERING OF

DEEP FISSION, INC.

1.	Date and Fill in the number of Shares being purchased and complete and sign the Omnibus Signature Page.

2.	Unless otherwise instructed by your broker representative or advisor:

•	Initial the Accredited Investor Certification in the appropriate place or places.

•	Complete and sign the Purchaser Profile.

•	Complete and sign the Anti-Money Laundering Information Form.

3.	Complete and sign the Selling Securityholder Questionnaire

4.	Fax or email all forms and then send all signed original documents to:

If your broker representative is with The Benchmark Company, LLC:	If your broker representative is with Seaport Global Securities LLC:

If your broker representative is with Network 1 Financial Securities, Inc.:	If your broker representative is with PHX Financial, Inc., d/b/a Phoenix Financial Services:

5.	If you are paying the Purchase Price by check, a certified or other bank check for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing should be made payable to the order of “CSC Delaware Trust Company, as Escrow Agent for Deep Fission Inc., Acct. #, and should be sent directly to CSC Delaware Trust Company, 251 Little Falls Drive, Wilmington, Delaware 19808, Attn: Trust Administration.

Checks take up to five (5) business days to clear. A check must be received by the Escrow Agent at least six (6) business days before the closing date.

6.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing according to the following instructions:

Bank Name: Bank Address:
ABA Routing Number:
SWIFT Code:
Account Name:
Account Number:
OBI: FFC: [INSERT PURCHASER’S NAME]

Thank you for your interest.

DEEP FISSION, INC.

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of February 51, 2026 (the “Subscription Agreement”), between the undersigned, Deep Fission, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in the form furnished to the undersigned, and (iii) purchase the Shares of the Company’s securities as set forth in the Subscription Agreement and below, hereby agrees to purchase such Shares from the Company and further agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby confirms that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes the Subscription Agreement and the Registration Rights Agreement.

Dated:                                        , 2026

	×	$15.00	=	$
Number of Shares		Purchase Price per Share		Total Purchase Price

PURCHASER (individual)	PURCHASER (entity)

Signature	Name of Entity

By:
Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

1  1  Will reflect the Closing Date. Not to be completed by Subscriber.

Exhibit 10.2

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into effective as of February 5, 2026, by and among Deep Fission, Inc., a Delaware corporation (the “Company”), the persons who have purchased the Offering Shares (as defined below) and have executed omnibus or counterpart signature page(s) hereto (each, a “Purchaser” and collectively, the “Purchasers”), and the persons or entities identified on Schedule 1 hereto holding Placement Agent Warrants (collectively, the “Brokers”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below or in the Subscription Agreement (as defined below).

RECITALS:

WHEREAS, the Company has offered and sold in compliance with Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder to accredited investors in a private placement offering (the “Offering”) shares of the common stock of the Company, par value $0.0001 per share, pursuant to certain Subscription Agreements entered into by and between the Company and each of the Purchasers of the Offering Shares set forth on the signature pages affixed thereto (the “Subscription Agreements”); and

WHEREAS, the Company has agreed to enter into a registration rights agreement with each of the Purchasers in the Offering who purchased the Offering Shares and with the Brokers, or their designees, who hold Placement Agent Warrants;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, representations, warranties, covenants and conditions set forth herein, the parties mutually agree as follows:

1.     Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” has the meaning assigned to such term in the Preamble.

“Approved OTC Market” means the OTCQB or OTCQX market of OTC Markets Group (or, in each case, a successor over-the-counter trading market thereto).

“Blackout Period” means, with respect to a distribution or registration, a period during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other material corporate development or other material transaction involving the Company, or the unavailability for reasons beyond the Company’s reasonable control of any required financial statements, or any other event or condition of similar material significance to the Company) that the registration and/or distribution of the Registrable Securities to be covered by such registration statement, if any, or the circumstances described in Section 4(h) below, would require additional disclosure by the Company in such registration statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in such registration statement would be expected, in the reasonable determination of the Company’s board of directors, to cause such registration statement to fail to comply with applicable disclosure requirements, in each case commencing on the day the Company notifies the Holders that they are required, because of the determination described above, to suspend offers and sales of Registrable Securities and ending on the earlier of (1) the date upon which the material non-public information resulting in the applicable Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that sales pursuant to such Registration Statement or a new or amended Registration Statement or prospectus may resume; provided, however, that the aggregate of all Blackout Periods shall not exceed twenty (20) consecutive Trading Days or more than forty-five (45) Trading Days in any twelve- (12-) month period.

“Brokers” has the meaning assigned to such term in the Preamble.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.

“Commission” means the U. S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after (and as a result of) such merger, consolidation, reorganization or sale, the Holders own equity securities of such other corporation.

“Company” has the meaning assigned to such term in the Recitals.

“Effective Date” means the date of the final closing of the Offering.

“Effectiveness Period” has the meaning assigned to such term in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Registrable Securities” shall have the meaning set forth in Section 3(d)(i) of this Agreement.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

2

“Free Writing Prospectus” has the meaning assigned to such term in Section 8(a).

“Holder” means (i) each Purchaser or any of such Purchaser’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Purchaser or from any Permitted Assignee; and (ii) each Broker or any of such Broker’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to any Registrable Securities directly or indirectly from a Broker or from any Permitted Assignee.

“Holder Indemnified Parties” has the meaning assigned to such term in Section 8(a).

“Issuer Filing” has the meaning assigned to such term in Section 4(z).

“Initial Registration Statement” has the meaning assigned to such term in Section 3(a).

“Legend Removal Certificate” has the meaning assigned to such term in Section 4(aa).

“Legend Removal Shares” has the meaning assigned to such term in Section 4(aa).

“Losses” has the meaning assigned to such term in Section 8(a).

“Majority Holders” means, at any time, Holders of a majority of the Registrable Securities then issuable and/or outstanding. For purposes of this Agreement, a person is deemed to be a holder of Shares or Registrable Securities whenever such person owns of record, or owns beneficially through a “street name” holder, such Shares or Registrable Securities or securities upon exercise, conversion or exchange of which such Shares or Registrable Securities are issuable.

“National Securities Exchange” means each of the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American and any other U.S. national securities exchange which the Majority Holders identify in writing as a National Securities Exchange for purposes hereof (and, in each case, a successor U.S. national securities exchange thereto).

“New Registration Statement” has the meaning assigned to such term in Section 3(c).

“New Registration Statement Effectiveness Deadline” has the meaning assigned to such term in Section 3(c).

“New Registration Statement Filing Deadline” has the meaning assigned to such term in Section 3(c).

“Offering” has the meaning assigned to such term in the Recitals.

“Offering Shares” means the shares of Common Stock issued to the Purchasers pursuant to the Subscription Agreements, and any shares of Common Stock issued or issuable with respect to such shares upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

3

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party and any trust for the direct or indirect benefit of an individual or a Family Member of such individual, (e) with respect to a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (f) an entity or trust that is controlled by, controls, or is under common control with a transferor, (g) any affiliate of a transferor in any transaction in which the transferor distributes Restricted Securities to such affiliate for no consideration, (h) a party to this Agreement, or (i) any other person approved by the Company in writing in advance.

“Piggyback Registration” shall have the meaning set forth in Section 3(d)(i) of this Agreement.

“Placement Agent Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Placement Agent Warrants.

“Placement Agent Warrants” shall have the meaning set forth in the Subscription Agreement.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and such registration statement becoming effective.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser” or “Purchasers” have the meaning assigned to such term in the Recitals.

“Reduction Securities” has the meaning assigned to such term in Section 3(c).

“Registrable Securities” means the following held by a Holder, as applicable: (a) the Offering Shares, (b) the Placement Agent Warrant Shares, and (c) other shares of Restricted Common Stock held by the Holders, hereinafter acquired or issuable in respect of the foregoing shares of Common Stock by way of conversion, dividend, stock-split, distribution or exchange, merger, consolidation, recapitalization or reclassification or similar transaction. Such securities shall cease to be Registrable Securities hereunder with respect to any Holder on the earlier of (x) the date on which they have been sold or otherwise transferred other than to a Permitted Assignee, (y) the date on which Rule 144 becomes available for a Holder, permitting such Holder to sell within a ninety (90)-day period all the Registrable Securities held by such Holder without volume or manner of sale restrictions or the requirement that there be adequate current public information about the Company available, and (z) the date on which such securities cease to be outstanding.

4

“Registration Default Period” means the period beginning on the date on which any Registration Event occurs and ending on the date on which such Registration Event is cured, inclusive.

“Registration Effectiveness Date” means the date that is the earlier of (a) five (5) Trading Days after the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comment, and (b) one hundred twenty (120) calendar days after the date of the closing of the Offering (as such period may be extended for each day of a U.S. government shutdown that results in the Commission temporarily discontinuing review of, or acceleration of the effectiveness of, registration statements).

“Registration Event” means the occurrence of any of the following events:

(a)     the Company fails to file with the Commission the Initial Registration Statement on or before the Registration Filing Date;

(b)     the Initial Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date (provided that such failure is not the result of any delay or failure on the part of any selling Holder to provide such information as may reasonably be requested by the Company in connection with the preparation of the Registration Statement);

(c)     any New Registration Statement (as defined below) has not been filed by the New Registration Statement Filing Deadline (as defined below);

(d)     any New Registration Statement has not been declared effective by the New Registration Statement Effectiveness Deadline (as defined below);

(e)     after the SEC Effective Date and during the Effectiveness Period, any Registration Statement ceases for any reason to remain effective or the Holders of any of the Registrable Securities covered thereby are otherwise not permitted to utilize the Prospectus therein to resell the Registrable Securities covered thereby for a period of more than thirty (30) consecutive Trading Days or more than ninety (90) Trading Days in any twelve- (12-) month period, except for Blackout Periods permitted herein, including with respect to the suspension of the use of any Registration Statement on Form S-1 in connection with the filing of a post-effective amendment to the Registration Statement to update the prospectus therein in connection with the filing of the Company’s Annual Report on Form 10-K or of any other report reporting a fundamental change, which Blackout Period may extend for the amount of time reasonably required to respond to comments of the Staff on such amendment);

(f)      following the inclusion for quotation on an Approved OTC Market, the Registrable Securities, if issued and outstanding, are not listed or included for quotation on an Approved OTC Market or a National Securities Exchange, or trading of the Common Stock is suspended or halted on the Approved OTC Market, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive Trading Days (other than as a result of suspension or halt of substantially all trading in equity securities (including the Common Stock)) on such Approved OTC Market; or

(g)     following the inclusion for quotation on a National Securities Exchange, the Registrable Securities, if issued and outstanding, are not listed on a National Securities Exchange, or trading of the Common Stock is suspended or halted on the National Securities Exchange, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive Trading Days (other than as a result of suspension or halt of substantially all trading in equity securities (including the Common Stock)) on the National Securities Exchange.

5

“Registration Filing Date” means the date that is thirty (30) calendar days after the date of the closing of the Offering.

“Registration Statement” means any registration statement that the Company is required to file or files pursuant to Section 3(a) or 3(d) of this Agreement to register the Registrable Securities and any successor registration statement.

“Restricted Common Stock” means any shares of Common Stock that are subject to resale restrictions pursuant to the Securities Act and the rules and regulations promulgated thereunder, including, but not limited to, securities: (1) acquired directly or indirectly from the issuer or an affiliate of the issuer in unregistered offerings such as private placements; (2) acquired through an employee stock benefit plan or as compensation for professional services; or (3)  considered “restricted securities” under Rule 144. For purposes of clarity Restricted Common Stock does not include Common Stock that is restricted solely as a result of contractual restrictions, including but not limited to lock-up or similar contractual agreements.

“Road Show Communication” has the meaning assigned to such term in Section 8(a).

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended or supplemented from time to time, or any similar successor rule that may be promulgated by the Commission.

“SEC Effective Date” means the date the Initial Registration Statement is declared effective by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Securityholder Questionnaire” has the meaning assigned to such term in Section 5(b).

“Staff” means any member of the staff of the Commission.

“Subscription Agreement” has the meaning assigned to such term in the Recitals.

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“Super 8-K” means the Current Report on Form 8-K filed by the Company with the Commission on September 11, 2025.

“Suspension Event” has the meaning assigned to such term in Section 5(a).

“Suspension Notice” has the meaning assigned to such term in Section 5(a).

“Testing the Water Communication” has the meaning assigned to such term in Section 8(a).

“Trading Day” means any day on which the Approved OTC Market or National Securities Exchange that at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities (or if there is no Approved OTC Market or National Securities Exchange that at the time constitutes the principal securities market for the Common Stock, then any day on which the New York Stock Exchange is open for general trading of securities).

2.     Term. This Agreement shall terminate with respect to each Holder on the earlier of: (i) the date that is five (5) years from the SEC Effective Date, and (ii) the date on which no Registrable Securities are outstanding (the “Term”). Notwithstanding the foregoing, Section 3(b), Section 6, Section 8, Section 9 and Section 10 shall survive the termination of this Agreement.

3.     Registration.

(a)          Registration on Form S-1. The Company shall prepare and file with the Commission a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale by the Holders of all of the Registrable Securities on a delayed or continuous basis (including in stock exchange transactions and underwritten offerings) (the “Initial Registration Statement”), and the Company shall (i) make the initial filing of the Initial Registration Statement with the Commission no later than the Registration Filing Date, (ii)  use its commercially reasonable efforts to cause the Initial Registration Statement to be declared effective no later than the Registration Effectiveness Date and (iii) use its commercially reasonable efforts to keep such Registration Statement continuously effective (including by filing a new Registration Statement if the initial Registration Statement expires) for a period of five (5) years after the SEC Effective Date or for such shorter period ending on the earlier of (x) the date on which there no longer any outstanding Registrable Securities and (y) the date on which all Registrable Securities have been transferred other than to a Permitted Assignee (the “Effectiveness Period”). Any Registration Statement shall contain the “Plan of Distribution” section in substantially the form thereof attached as Exhibit A hereto; provided, however, that the Company may make changes to such Plan of Distribution to the extent required by regulation of the Commission or in response to comments from the Staff. Upon the Company becoming eligible to register the Registrable Securities for resale by the Holders on Form S-3, the Company shall use commercially reasonable efforts to amend the Registration Statement to a Registration Statement on Form S-3 or file a Registration Statement on Form S-3 in substitution of the Registration Statement as initially filed as soon as reasonably practicable thereafter (provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the Commission). The Company shall be entitled to suspend sales of Registrable Securities pursuant to a Registration Statement and the use of any related prospectus during a Blackout Period for the reasons and time periods set forth in the definition thereof.

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(b)   Partial Liquidated Damages. If a Registration Event occurs, then the Company will make payments to each Holder of Registrable Securities, as partial liquidated damages to such Holder by reason of the Registration Event, a cash sum calculated at a rate of twelve percent (12%) per annum (for the duration of the applicable Registration Default Period) of the total of the following, to the extent applicable to such Holder: (i) if the Holder purchased Registrable Securities pursuant to a Subscription Agreement, the aggregate purchase price paid by such Holder pursuant to the Subscription Agreement for the Registrable Securities held by such Holder as of the date of such Registration Event, (ii)  if the Holder is a Holder of Placement Agent Warrant Shares, the product of $10.00 (as adjusted for stock splits, stock dividends, combinations, recapitalizations or similar events) multiplied by the number of Placement Agent Warrant Shares held by or issuable to such Holder as of the date of such Registration Event, but in the case of clauses (i) and (ii) above, only with respect to such Holder’s Registrable Securities that are affected by such Registration Event and only for the applicable Registration Default Period. Notwithstanding the foregoing, (i) the maximum amount of liquidated damages that may be paid by the Company to any Holder pursuant to this Section 3(b) shall be an amount equal to five percent (5%) of the applicable foregoing amounts described in clauses (i) and (ii) in the preceding sentence with respect to such Holder’s Registrable Securities that are affected by all Registration Events in the aggregate, and (ii) no penalties shall accrue with respect to any Registrable Securities (A) removed from the Registration Statement in response to a comment from the Staff limiting the number of shares of Registrable Securities that may be included in the Registration Statement (provided that the Company continues to use commercially reasonable efforts to register such Reduction Securities (as defined below) for resale by other available means as set forth herein), (B) after they cease to be Registrable Securities, or (C) with respect to any Registration Event defined by clause (b) or (d) of the definition of “Registration Event” set forth above, that are held by any Holder who delayed or failed to provide information reasonably requested by the Company in connection with the preparation of the applicable Registration Statement. For clarity, and by way of example, if the sum of clauses (i) and (ii) for a specified Holder in the first sentence of this Section 3(b) is $10,000,000, liquidated damages payable by the Company to such Holder by reason of one or more Registration Events affecting all Registrable Securities of such Holder would accrue at a rate of twelve percent (12%) per annum (for the duration of the applicable Registration Default Period) until such time that all liquidated damages payable to such Holder reached a cap of $500,000 in the aggregate for all Registration Events. Each payment of liquidated damages pursuant to this Section 3(b) shall be due and payable in cash in arrears within five (5) days after the end of each full 30-day period of the Registration Default Period until the termination of the Registration Default Period and within five (5) days after such termination. Until the maximum amount of liquidated damages is paid, such payments shall constitute the Holder’s sole and exclusive remedy for money damages in respect of any Registration Event; provided, for the avoidance of doubt, that the foregoing shall not affect any Holder’s right, at any time, to seek or obtain injunction or other equitable relief in respect of any Registration Event. The Registration Default Period shall terminate upon the earlier of (i) such time as the Registrable Securities that are affected by the Registration Event cease to be Registrable Securities or (ii)(A) the filing of the Registration Statement in the case of clause (a) or (c) of the definition of Registration Event, (B) the SEC Effective Date in the case of clause (b) or (d) of the definition of Registration Event, (C) the ability of the Holders to effect sales pursuant to the Registration Statement in the case of clause (e) of the definition of Registration Event, and (D the listing or inclusion and/or trading of the Common Stock on an Approved OTC Market or National Securities Exchange, as the case may be, in the case of clause (f) or (g) of the definition of Registration Event; provided, that in the event of a cure of one or more of the Registration Events described in clauses (A)-(D) above when a separate Registration Event shall be continuing, the Registration Default Period shall continue until all such Registration Events have ceased. The amounts payable as liquidated damages pursuant to this Section 3(b) shall be payable in lawful money of the United States. No liquidated damages shall accrue or be payable to any Holder pursuant to this Section 3(b) with respect to any Registrable Securities that are excluded by reason of (i) the Staff limiting the number of Registrable Securities that may be registered or sold pursuant to a Registration Statement as set forth in Section 3(c) below (provided that the Company continues to use commercially reasonable efforts to register such Reduction Securities for resale by other available means as set forth herein) or (ii) such Holder failing to provide to the Company information concerning the Holder and the manner of distribution of the Holder’s Registrable Securities that is required by the Commission (including in response to Commission comments) to be disclosed in a registration statement utilized in connection with the registration of Registrable Securities. Notwithstanding anything herein to the contrary, if the Commission limits the Company’s ability to file, or prohibits or delays the filing of a New Registration Statement, the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be deemed a failure by the Company to use commercially reasonable efforts as set forth above or elsewhere in this Agreement and shall not require the payment of any liquidated damages by the Company under this Agreement.

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(c)   Other Limitations. Notwithstanding the registration obligations set forth in Section 3(a), if the Staff informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly inform each of the Holders thereof and file and an amendment to the Registration Statement as required by the Staff, covering the maximum number of Registrable Securities permitted to be registered by the Staff as a secondary offering; provided, however, that prior to filing such amendment, the Company shall be obligated to use reasonably diligent efforts to advocate with the Staff for the registration of all of the Registrable Securities in accordance with applicable guidance of the Staff, including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if the Staff limits the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used reasonably diligent efforts to advocate with the Staff for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities or by the Commission, the Company shall amend the Registration Statement to remove from the Registration Statement such number of Registrable Securities as specified by the Commission in the following order: (i) first from the Placement Agent Warrant Shares, on a pro rata basis among the holders thereof; and (ii) second from the Offering Shares, on a pro rata basis among the holders thereof (such removed Registrable Securities, the “Reduction Securities”). In the event of such a cutback hereunder, the Company shall give each applicable Holder at least three (3) Trading Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company shall use its commercially reasonable efforts within sixty (60) calendar days after the SEC Effective Date, or within ten (10) Business Days after the first date that is permitted by the Staff if filing within such sixty (60) calendar day period is not permitted by the Staff (the “New Registration Statement Filing Deadline”) to register for resale as many of the Reduction Securities as the Commission will permit (pro rata among the Holders of such Reduction Securities) using one or more Registration Statements (any such Registration Statement, a “New Registration Statement”) that it is then entitled to use, and to cause such New Registration Statement(s) to become effective as soon as practicable, but no later than promptly after the initial filing date of the New Registration Statement, as such period may be extended by the obligation under applicable rules and regulations of the Commission under the Securities Act to include updated financial statements before it can be declared effective (the “New Registration Statement Effectiveness Deadline”), until all of the Reduction Securities have been so registered; provided, however, that the Company shall not be required to register such Reduction Securities during a Blackout Period; provided, further, that the Company shall not be required to register such Reduction Securities at intervals more frequently than six (6) months or at such times as the Staff may permit until all of the Reduction Securities are registered. The Company shall use its commercially reasonable efforts to keep such New Registration Statement continuously effective (including by filing an additional Registration Statement if the Initial Registration Statement expires) under the Securities Act during the Effectiveness Period.

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(d)   Piggyback Registrations.

(i)               With respect to any Registrable Securities not otherwise included in a Registration Statement pursuant to Section 3(a) as a result of any limitation imposed by the Staff, or otherwise (the “Excluded Registrable Securities”), whenever the Company proposes to register (including, for this purpose, a registration effected by the Company for other stockholders) any of its securities under the Securities Act (other than pursuant to (i) a Registration Statement pursuant to Section 3(a) hereof or (ii) a registration statement on Form S-4 or S-8 or any successor forms thereto), and the registration form to be used may be used for the registration of Registrable Securities, the Company will give written notice to each holder of Excluded Registrable Securities of its intention to effect such a registration and will, subject to the provisions of Subsection 3(d)(ii) hereof, and to the extent permitted by the Staff, include in such registration all Excluded Registrable Securities with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the receipt by such holder(s) of the Company’s notice (a “Piggyback Registration”).

(ii)               If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriter(s) of such proposed offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration a pro rata share of Excluded Registrable Securities requested to be included in such Registration Statement as calculated by dividing the number of Excluded Registrable Securities requested to be included in such Registration Statement by each individual requesting holder by the number of the Company’s securities requested to be included in such Registration Statement by all selling security holders. In such event, the holder of Excluded Registrable Securities shall continue to have registration rights under this Agreement with respect to any Excluded Registrable Securities not so included in, and sold pursuant to, such Registration Statement.

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(iii)             Notwithstanding the foregoing, if, at any time after giving a notice of Piggyback Registration and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination to each record holder of Excluded Registrable Securities and, following such notice, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Excluded Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Excluded Registrable Securities for the same period as the delay in registering such other securities.

4.     Registration Procedures. The Company will keep each Holder reasonably advised as to the filing and effectiveness of any Registration Statement. At its expense with respect to any Registration Statement, the Company will:

(a)   subject to compliance with Section 5(b), prepare and file with the Commission with respect to the Registrable Securities, any Registration Statement in accordance with Section 3(a) hereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as possible after the filing thereof and to remain effective (with the Prospectus included therein available for the resale of the Registrable Securities) for the Effectiveness Period and file the Prospectus pursuant to Rule 424(b) under the Securities Act within one (1) Trading Day following the date the Registration Statement is declared effective;

(b)   not name any Holder in any Registration Statement as an underwriter without that Holder’s prior written consent;

(c)   if any Registration Statement or any post-effective amendment thereto is subject to review by the Commission, promptly respond to all comments, diligently pursue resolution of any comments to the satisfaction of the Commission and file all amendments and supplements to such Registration Statement as may be required to respond to comments from the Commission and otherwise to enable such Registration Statement or post-effective amendment to be declared effective;

(d)   during the Effectiveness Period, prepare and file with the Commission such amendments and supplements to any Registration Statement as may be necessary to keep such Registration Statement continuously effective, current and up-to-date for the applicable time period required hereunder and, if applicable, file any Registration Statement pursuant to Rule 462(b) under the Securities Act; and cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act;

(e)   not less than four (4) Trading Days prior to filing any Registration Statement or any related prospectus or any amendment or supplement thereto, furnish to the Holders (and/or, if so specified by any Holder, legal counsel to such Holder) copies of or a link to all such documents proposed to be filed (other than those incorporated by reference and those amendments and supplements that are solely composed of a cover page and the form of one or more of the Company’s reports previously filed under the Exchange Act) and duly consider in good faith any comments timely received from the Holders (or from legal counsel to any such Holder, as applicable);

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(f)    furnish, without charge, to each Holder of Registrable Securities covered by such Registration Statement (i) a reasonable number of copies of such Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may reasonably request, (ii) such number of copies of the Prospectus included in such Registration Statement (including each preliminary prospectus and any prospectus filed pursuant to Rule 424 under the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period; provided that the Company shall have no obligation to furnish any document pursuant to this clause that is available on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system;

(g)   use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other applicable securities laws of such jurisdictions within the United States, including “blue sky” laws, as any Holder of Registrable Securities covered by such Registration Statement reasonably requests and as may be reasonably necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable Registration Statement is deemed effective by the Commission) and do any and all other acts and things reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process in any such jurisdiction where it has not already done so;

(h)   as promptly as practicable after becoming aware of any event, notify each Holder of Registrable Securities being offered or sold pursuant to any Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that will, after the occurrence of such event, cause the Prospectus included in such Registration Statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company shall promptly thereafter prepare, furnish to such Holder and file with the Commission a supplement or amendment to such Prospectus (or, if a Registration Statement is on Form S-3, prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in the event of a Blackout Period, in which case no supplement or amendment need be furnished or filed with the Commission (or Exchange Act filing made) until the termination of such Blackout Period; provided that any and all information provided to the Holder pursuant to such notification, but prior to filing with the Commission, shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by applicable law (in which event such Holder shall (if legally permitted to do so) advise the Company not less than two (2) Trading Days before disclosing such information);

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(i)    comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such Registration Statement;

(j)    as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to any Registration Statement of the issuance by the Commission or any other federal or state governmental authority of any stop order or other suspension of effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(k)   use commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Holders and underwriters to consummate the disposition of Registrable Securities;

(l)  enter into customary agreements (including any underwriting agreements in customary form, including any representations and warranties and lock-up provisions therein), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities pursuant to any Piggyback Registration;

(m)  use its commercially reasonable efforts to furnish, or cause to be furnished, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance reasonably acceptable to the managing underwriter, addressed to the underwriters and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance reasonably acceptable to the managing underwriter, addressed to the underwriters;

(n)  use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders, as soon as reasonably practicable, but no later than sixteen (16) months after the effective date of any Registration Statement (as defined in Rule 168(c) under the Securities Act), an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o)   provide officers’ certificates and other customary closing documents, if applicable;

(p)   use its commercially reasonable efforts to cause the shares of Common Stock to be, and remain, quoted on an Approved OTC Market unless listed on a National Securities Exchange;

(q)   upon request at any time or from time to time, cooperate with each Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”); and

(r)    use its commercially reasonable efforts to:

(i)               cause a FINRA-registered broker-dealer (the “Market Maker”) to (A) sponsor the Common Stock, (B) file with FINRA, no later than fifteen (15) days after the Registration Statement is initially filed with the Commission, a Form 211 together with the required documentation and information in connection therewith, (C) respond promptly to any requests from FINRA for additional information in connection therewith (and the Company will provide reasonable cooperation to the Market-Maker in fulfillment thereof), and (D) clear the Market Maker by FINRA to initiate quotation of the Common Stock on an Approved OTC Market at the earliest practicable date after the filing of the Form 211, and use its reasonable best efforts to cause a second Market Maker to register with FINRA in respect of the Common Stock as soon thereafter as possible; and

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(ii)               cause the Common Stock to be DTC-, DWAC- and DRS-eligible no later than the initiation of quotation of the Common Stock on an Approved OTC Market.

(s)   in the event of an underwritten public offering by the Company or a Holder of Registrable Securities pursuant to a Registration Statement, cause appropriate officers as are reasonably requested by the managing underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to such underwritten public offering;

(t)    provide a transfer agent and registrar that is registered with the Commission and a participant in DTC’s Fast Automated Securities Transfer Program, which may be a single entity, for the shares of Common Stock at all times, and upon the reasonable request from any Holder(s) cooperate with such Holder(s) to facilitate the timely preparation and delivery of the Registrable Securities to be delivered to a transferee pursuant to a resale of Registrable Securities pursuant to a Registration Statement (whether electronically or in certificated form) which Registrable Securities shall be free, to the extent permitted by the applicable Subscription Agreement and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder(s) may request;

(u)   upon the receipt of a request at any time or from time to time from any Holder(s) of Registrable Securities being offered pursuant to any Registration Statement, cooperate with such Holder(s) of Registrable Securities being offered pursuant to any Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates or evidence of book-entry positions representing Registrable Securities to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates or evidence of book-entry positions representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates or positions to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(v)   notify the Holders, the Brokers and their counsel as promptly as reasonably possible and (if requested by any such person) confirm such notice in writing no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed (other than those incorporated by reference and those amendments and supplements that are solely composed of a cover page and the form of one or more of the Company’s reports previously filed under the Exchange Act); (B) when the Commission notifies the Company whether there will be a “no review,” “review” or a “completion of a review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto after same are prepared and available to each of the Holders that pertain to the Holders as a selling stockholder, but not information which the Company believes would constitute material non-public information); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has been declared effective, provided, however, that such notice under this clause (C) shall be delivered to each Holder whose Registrable Securities are included in such Registration Statement or post-effective amendment (as the case may be); (ii) during the Effectiveness Period, of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information that pertains to any of the Holders as selling stockholders; or (iii) during the Effectiveness Period, of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

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(w)  during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act;

(x)    use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement or suspending or preventing the use of any related prospectus, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(y)   upon the receipt of a request from any Holder of Registrable Securities included in a Registration Statement, use commercially reasonable efforts to assist such Holder in facilitating any sales (including but not limited to private sales) or other transfers of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents reasonably requested by a Holder without charge to the Holder (but the Holder shall be responsible for any third-party expenses and for the avoidance of doubt, none of such certificates and other customary closing documents shall be deemed to include opinions or negative assurance letters from Company counsel or “comfort letters” delivered by the Company’s independent registered public accounting firm);

(z)    if required by the FINRA Corporate Financing Department, promptly effect, or cause to be effected, a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), pay the filing fee required by such Issuer Filing, and use its commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement, and otherwise cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 (or successor thereto), as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Trading Days of its receipt of the request therefor;

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(aa) (i) cause legal counsel to the Company, at the Company’s expense, (a) to issue to the transfer agent for the Common Stock, within one (1) Trading Day after the SEC Effective Date, a “blanket” legal opinion in customary form to the effect that the Registrable Securities covered by the Registration Statement have been registered for resale under the Securities Act and, if such counsel has received a signed certificate in the form attached as Exhibit B hereto (a “Legend Removal Certificate”) from the holder of Registrable Securities covered by such Registration Statement, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 (“Legend Removal Shares”), or, otherwise, may then be reissued without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 upon resale pursuant to the plan of distribution set forth in such registration statement; and (b) promptly to amend such opinion to cause the Registrable Securities to be Legend Removal Shares after later receipt of a Legend Removal Certificate from the Holder, and (ii) cause the transfer agent for the Common Stock to issue such Registrable Securities without any such legend within three (3) Trading Days after the transfer agent’s receipt of such legal opinion with respect to Legend Removal Shares or otherwise within three (3) Trading Days after the transfer agent’s receipt of evidence in customary form that the Registrable Securities have been sold pursuant to an effective resale registration statement under the Securities Act, in either case via DWAC or as otherwise requested by the Holder; and

(bb)   take all other commercially reasonable actions necessary to enable, expedite or facilitate the Holders to dispose of the Registrable Securities by means of any Registration Statement contemplated hereby during the Term.

5.     Obligations of the Holders.

(a)   At any time, and from time to time, after the Registration Effectiveness Date, the Company shall notify the Holders in writing (each, a “Suspension Notice”) of the happening of: (i) any event of the kind described in Section 4(h) or (j); (ii) any Blackout Period; or (iii) with respect to a Holder who is an “insider” covered by a written insider trading policy adopted by the Company’s Board of Directors, any suspension by the Company, pursuant to such policy, of the ability of all “insiders” covered by such policy to transact in the Company’s securities because of the existence of material non-public information (each, a “Suspension Event”). Upon receipt of any Suspension Notice, each Holder shall as promptly as practicable discontinue disposition of such Holder’s Registrable Securities covered by the Registration Statement until such Holder receives the supplemented or amended prospectus contemplated by Section 4(h), such Blackout Period shall have terminated, (C) the stop order or other suspension of effectiveness contemplated by Section 4(j) is lifted or terminated, or (D) the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable. The foregoing right to suspend may be exercised by the Company for no longer than (i) in the case of a Suspension Event in respect of a Blackout Period, the period specified in the definition of Blackout Period and (ii) otherwise, thirty (30) consecutive Trading Days or more than ninety (90) Trading Days in any twelve- (12-) month period (except for suspension of the use of any Registration Statement on Form S-1 in connection with the filing of a post-effective amendment to the Registration Statement to update the prospectus therein in connection with the filing of the Company’s Annual Report on Form 10-K or of any other report reporting a fundamental change, which Blackout Period may extend for the amount of time reasonably required to respond to comments of the Staff on such amendment); provided that (and as a condition to any such extension) the Company shall file any such post-effective amendment on the date of filing of the Company’s Annual Report on Form 10-K or such other report, and the Company shall use its commercially reasonable efforts to cause any such post-effective amendment to become effective as soon as possible after the filing thereof), except, in the case of Holders that are subject to such policy by its terms, with respect to suspensions under the written insider trading policy adopted by the Company’s Board of Directors (and for the avoidance of doubt, if the delay or suspension relates to a Blackout Period, the period of delay or suspension shall also count against the maximum number of days for Blackout Periods in the definition of such term). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with any sale of Registrable Securities effected in accordance with the plan of distribution in the Registration Statement on which such Registrable Securities are registered for resale with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of a notice from the Company of the happening of a Blackout Period or other Suspension Event.

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(b)   The Holders of the Registrable Securities shall provide such information as may reasonably be requested by the Company in connection with the preparation of the Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3(a), (c) or (d) of this Agreement and in connection with the Company’s obligation to comply with federal and applicable state securities laws, including a completed questionnaire in the form attached to this Agreement as Annex A (a “Selling Securityholder Questionnaire”).

(c)    Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

6.     Registration Expenses. The Company shall pay all expenses arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) the Commission, stock exchange, OTC Markets Group, FINRA and other registration and filing fees, (ii) rating agencies fees to the extent necessary to provide for blue sky qualification as required by Section 4(g) herein, (iii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including reasonable and documented fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iv) all printing (including financial printer), messenger and delivery expenses, (v) the fees, charges and disbursements of counsel to the Company and of its independent registered public accounting firm and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (vi) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vii) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (viii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (ix) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether a Registration Statement filed in connection with such registration is declared effective and (x) reasonable and documented fees, charges and disbursements of a single counsel to the Holders selected by the Company and reasonably acceptable to the Holders of at least a majority of the Registrable Securities, in an amount not to exceed $35,000 in the aggregate per Registration Statement or Piggyback Registration; provided, that, in any underwritten registration, the Company shall have no obligation to pay any underwriting discounts, selling commissions or transfer taxes attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts, selling commissions and transfer taxes shall be borne by such Holders. Except as provided in this Section 6 and Section 8 of this Agreement, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder or for any other fees, disbursements and expenses incurred by Holders not specifically agreed to in this Agreement.

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7.     Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that any Holder may assign its rights under this Agreement without such consent to a Permitted Assignee with respect to the Registrable Securities transferred or assigned to such Permitted Assignee (which Registrable Securities continue to constitute Restricted Common Stock following such transfer or assignment) as long as (i) such transfer or assignment is not a sale or transfer pursuant to a Registration Statement and is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; and (iii) such Holder notifies the Company in writing of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Holders (other than by merger or consolidation or to an entity which acquires the Company including by way of acquiring all or substantially all of the Company’s assets, if immediately after (and as a result of) such merger, consolidation, reorganization or sale, the Holders own equity securities of such other corporation, which shall not require such consent).

8.     Indemnification.

(a)   The Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by applicable law, each Holder, its affiliates, directors, officers, stockholders, members, managers, partners, investment advisers, employees and agents and each other person, if any, who controls or is under common control with such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against any and all losses, claims, damages, liabilities, costs, expenses, judgments, fines, penalties, charges and amounts paid in settlement (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Losses”) that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which Registrable Securities were registered under the Securities Act, any preliminary prospectus, free writing prospectus as defined under Rule 433(d) of the Securities Act (“Free Writing Prospectus”), any “testing-the-water” communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Testing the Water Communication”), any road show communication as defined in Rule 433(h) under the Securities Act (“Road Show Communication”), final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading (in the case of any prospectus or amendment or supplement thereto, in light of the circumstances in which the statements were made), and the Company shall reimburse the Holder Indemnified Parties for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (x) an untrue statement in or omission from such registration statement, any such preliminary prospectus, Free Writing Prospectus, Testing the Water Communication, Road Show Communication, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information included in the Selling Securityholder Questionnaire, attached hereto as Annex A, furnished by a Holder or its representative (acting on such Holder’s behalf) to the Company expressly for use in the preparation thereof or (y) the failure of a Holder to comply with the covenants and agreements contained in Section 5 hereof respecting the sale of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such shares by the Holder; provided, however, that no future transferee, other than a Permitted Assignee, shall be considered as a third-party beneficiary of this Agreement or the indemnification provided for herein.

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(b)   As a condition to including Registrable Securities in the registration statement filed pursuant to this Agreement, each Holder agrees, severally and not jointly, to be bound by the terms of this Section 8 and to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Company, each of its directors, officers, and each underwriter, if any, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any Losses, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any preliminary prospectus, Free Writing Prospectus, Testing the Water Communication, Road Show Communication, final prospectus, summary prospectus, amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is included or omitted in reliance upon and in conformity with written information included in the Selling Securityholder Questionnaire, attached hereto as Annex A, furnished by the Holder or its representative (acting on such Holder’s behalf) to the Company expressly for use in the preparation thereof, and such Holder shall reimburse the Company, and its directors, officers, and any such controlling persons for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling any such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity obligation contained in this Section 8(b) shall in no event exceed the amount of the net proceeds received by such Holder as a result of the sale of such Holder’s Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

(c)   Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 8 (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party is actually prejudiced in defending such claim by such failure to give notice in any material respect. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable costs of investigation, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim or the indemnified party may have defenses not available to the indemnifying party in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner. Neither an indemnified party nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent (which shall not be unreasonably withheld or delayed). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation or which includes any admission as to fault, culpability or failure to act on the part of such indemnified party. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

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(d)   If an indemnifying party does not or is not permitted to assume the defense of an action pursuant to Section 8(c) or in the case of the expense reimbursement obligation set forth in Sections 8(a) and 8(b), the indemnification required by Sections 8(a) and 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

(e)   If the indemnification provided for in Sections 8(a) and 8(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein (other than by virtue of the limitation on indemnification contained in clause (x) or (y) of the first proviso in Section 8(a), in which event the contribution obligations in this Section 8(e) shall not apply), the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, then in such proportion as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 8(e), no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission, except in the case of fraud or willful misconduct. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

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(f)    The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the indemnifying parties may have to the indemnified parties and are not in diminution or limitation of the indemnification provisions under the applicable Subscription Agreement.

9.              (a)   Rule 144. The Company hereby represents and warrants to each of the Holders that the Common Stock is, and as of the Effective Date will be, registered under Section 12(g) of the Exchange Act. The Company shall file with the Commission a current report on Form 8-K describing the material terms of the Subscription Agreement and this Agreement, and including (or incorporating by reference) the forms thereof as exhibits, but in no event more than four (4) Business Days following the closing of the Offering. At all times on and after the date of this Agreement, the Company shall timely file (or furnish, as applicable) all reports, statements and other documents required to be filed with (or furnished to) the Commission pursuant to the Exchange Act (the “SEC Documents”), and without the prior written consent of the Majority Holders, the Company shall not terminate or suspend, or allow the termination or suspension of, the registration of the Common Stock under the Exchange Act or otherwise terminate or suspend, or allow the termination or suspension of, its status as an issuer required to file reports under the Exchange Act, even if the applicable securities laws would otherwise permit any such termination or suspension, except in connection with a sale of the Company subject to approval by the requisite vote or consent of its stockholders required under applicable law. None of the SEC Documents, when filed, furnished or submitted, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Without limiting the foregoing and with a view to making available to the Holders the benefits of Rule 144, the Company hereby agrees to:

(i)     for so long as any Holder holds Registrable Securities, make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii)   so long as any of the Holders hold any Registrable Securities, promptly upon such Holder’s request at any time on or after the date that is one (1) year following the Company’s filing of the Super 8-K, furnish to such Holder (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act as required for applicable provisions of Rule 144, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested to permit such Holder to sell such securities pursuant to Rule 144 without registration.

(b)    Stock Exchange Listing. The Company shall use commercially reasonable efforts to cause the Common Stock to be registered under Section 12(b) of the Exchange Act and listed on a National Securities Exchange as soon as practicable after the Company meets all of the applicable listing criteria for any National Securities Exchange and use its best efforts to cause the Common Stock, at all times thereafter while any Registrable Securities remain outstanding, to remain registered under Section 12(b) of the Exchange Act and listed on a National Securities Exchange, including by ongoing compliance with all applicable listing requirements of the National Securities Exchange. The Company shall use its commercially reasonable efforts to meet the listing criteria for at least one National Securities Exchange as soon as reasonably possible after the Effective Date. Except as otherwise provided herein, all expenses in connection with the matters contemplated by this Section 9(b) shall be borne by the Company.

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10.            Miscellaneous.

(a)     Governing Law. This Agreement and any matter related hereto (including any claim or dispute arising hereunder or relating hereto) shall be governed by and construed in accordance with the federal securities laws of the United States of America (as applicable) and the laws of the State of New York, both substantive and remedial, without regard to New York conflicts of law principles that would result in the application of the laws of any other jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the state or federal courts of the State of New York, New York County, and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(b)   Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages (except as otherwise specifically set forth herein with respect to Registration Events), shall be entitled to specific performance of its rights under this Agreement, without the necessity of posting bond or other security. Each of the Company and the Holders agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(c)   Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.

(d)   No Inconsistent Agreements. The Company has not entered, as of the date hereof, and shall not enter, on or after the date of this Agreement, into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Without limiting the foregoing, the Company shall not enter into any agreement that would require the inclusion of, and shall not include, any securities other than the Registrable Securities in any Registration Statement required to be filed hereunder without the prior written consent of the Majority Holders.

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(e)    Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto (including the Subscription Agreements) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(f)    Notices, consents, waivers, and other communications. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing and will be deemed given to a party (a) upon receipt, when personally delivered; (b) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, costs prepaid on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (c) the time of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a Trading Day, or the next Trading Day after the date of transmission, if such notice or communication is delivered on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, provided confirmation of facsimile is mechanically or electronically generated and kept on file by the sending party and confirmation of email is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient; (d) the date received or rejected by the addressee, if sent by certified mail, return receipt requested, postage prepaid; or (e) seven (7) days after the placement of the notice into the mails (first class postage prepaid), in each case, to the party at the address, facsimile number, or e-mail address furnished by the such party,

If to the Company, to:

Deep Fission, Inc.

2831 Garber Street

Berkeley, California 94705

Attention: Liz Muller, CEO

Email:

with copy to:

Orrick, Herrington & Sutcliffe LLP

222 Berkeley Street

Suite 2000

Boston, MA 02116

Attention: Albert Vanderlaan; Kelly Mink

E-mail: avanderlaan@orrick.com; kmink@orrick.com

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if to a Holder, to:

such Holder at the address set forth on the signature page hereto or in the Company’s records;

or at such other address as any party shall have furnished to the other parties in writing in accordance with this Section 10(f).

(g)   Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law, in equity or otherwise afforded to any holder, shall be cumulative and not alternative.

(h)   Counterparts. This Agreement may be executed in any number of counterparts, and with respect to any Purchaser, by execution of an Omnibus Signature Page to this Agreement and the applicable Subscription Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail of an executed signature page such as a .pdf signature page were an original thereof.

(i)    Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be replaced with a valid, legal and enforceable provision that as closely as possible reflects the parties’ intent with respect thereto, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)    Amendments. Except as otherwise provided herein, the provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders; provided that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder if such amendment or waiver adversely affects the rights of such Holder under this Agreement in a manner that is different than the other Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Holders and that does not adversely directly or indirectly affect the rights of other Holders may be given by Holders holding all of the Registrable Securities to which such waiver or consent relates. Notwithstanding anything in this Agreement to the contrary, Schedule 1 may be amended by the Company from time to time to update the list of Brokers who hold Placement Agent Warrants (or the amount of Placement Agent Warrant Shares that such Broker is entitled to pursuant to the terms thereof) in compliance with the terms of this Agreement and the Subscription Agreement without the consent of the other parties hereto.

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(k)    Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Except as expressly provided herein, each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. Except as expressly provided herein, it is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

(l)    Subsequent Registration Rights. Until all of the Registrable Securities have been registered for resale under an effective Registration Statement and the Common Stock is quoted on an Approved OTC Market, the Company shall not enter into any agreement granting registration rights more favorable than the registration rights set forth in this Agreement without the written consent of the Majority Holders.

(m)  Rules of Construction. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

[Signature page follows.]

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This Registration Rights Agreement is hereby executed as of the date first above written.

THE COMPANY: DEEP FISSION, INC.

By:
Name:
Title:

PURCHASERS

See Omnibus Signature Pages to Subscription Agreement

BROKER (INDIVIDUAL):	BROKER (ENTITY):

Print Name	Print Name of Entity

By:
Signature	Name:
Title:

All Holders: Address

[Signature Page to Registration Rights Agreement]

Schedule 1

Holders of Placement Agent Warrants

Name	Number of Shares

Total

Exhibit 10.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER THE ACT.

WARRANT NO. [__] DATE OF ISSUANCE: [_____] EXPIRATION DATE: [___], subject to earlier termination as provided herein	NUMBER OF SHARES: [____] subject to adjustment as provided herein

WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF

DEEP FISSION, INC.

This Warrant is issued to [_______], or its registered assigns (including any successors or assigns, the “Warrantholder”), by Deep Fission, Inc., a Delaware corporation (the “Company”).

1. EXERCISE OF WARRANT.

(a) Number and Exercise Price of Warrant Shares; Expiration Date. Subject to the terms and conditions set forth herein, at any time beginning on or after the date hereof (the “Date of Issuance”) and ending on the first to occur of (i) 5:00 p.m. New York City time on the fifth anniversary of the Date of Issuance and (ii) 5:00 p.m. New York City time on the third anniversary of the date on which the Common Stock (as defined below) is first listed for trading on a Trading Market (as defined below) (which for the purposes of this Section 1(a) shall not include the OTC Markets (as defined below)) (the “Expiration Date”), the Warrantholder is entitled to purchase from the Company up to [______] shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (as such number of shares of Common Stock may be adjusted from time to time pursuant to the provisions of this Warrant, the “Warrant Shares”), at a purchase price of $15.00 per share (as may be adjusted from time to time pursuant to the provisions of this Warrant, the “Exercise Price”), subject to earlier termination of this Warrant as set forth herein. As used in this Agreement, the term “Merger” means the merger of Deep Fission, Inc. a Delaware corporation (“DF”), with Deep Fission Acquisition Co., a Delaware corporation and a wholly owned subsidiary of the Company, in which DF continued as the surviving entity of such merger as a wholly owned subsidiary of the Company.

(b) Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1(a) above, the Warrantholder may exercise this Warrant in accordance with Section 5 herein at any time in whole or in part during the period (such period, the “Exercise Period”) that begins on the Date of Issuance and ends on the Expiration Date, by either:

(1)            wire transfer to the Company of immediately available funds or a cashier’s check drawn on a United States bank made payable to the order of the Company of the Exercise Price of the Warrants being exercised, or

(2)            exercise of the right to credit the Exercise Price against the Fair Market Value (as defined below) of the Warrant Shares at the time of exercise (the “Net Exercise”) pursuant to Section 1(c).

Notwithstanding anything herein to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company until the Warrantholder has purchased all of the Warrant Shares available for purchase hereunder and the Warrant has been exercised in full, in which case, the Warrantholder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased (including any Warrant Shares deemed canceled upon a Net Exercise). The Warrantholder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

(c) Net Exercise. If the Company shall receive written notice from the Warrantholder at the time of exercise of this Warrant that the Warrantholder elects to Net Exercise the Warrant, the Company shall deliver to such Warrantholder (without payment by the Warrantholder of any Exercise Price in cash) that number of Warrant Shares computed using the following formula:

X= Y (A – B)

A

Where

X =	The number of Warrant Shares to be issued to the Warrantholder.

Y =	The number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised pursuant to the applicable Notice of Exercise, the number of Warrant Shares for which this Warrant is being exercised.

A =	The Fair Market Value of one share of Common Stock on the trading date immediately preceding the date on which Warrantholder delivers to the Company the applicable Notice of Exercise of this Warrant.

B =	The Exercise Price (as adjusted hereunder).

The “Fair Market Value” of one share of Common Stock shall be determined as follows: (i) the VWAP (as defined below) on the Trading Day immediately preceding the date the Company first receives the applicable Notice of Exercise (as defined below) if such Notice of Exercise is (1) executed and delivered pursuant to Section 5 hereof and received by the Company on a day that is not a Trading Day or (2) executed and delivered pursuant to Section 5 hereof and received by the Company on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date the applicable Exercise Form is received by the Company or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Exercise Form and receipt thereof by the Company if such Exercise Form is so executed during “regular trading hours” on a Trading Day and is received by the Company within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 5 hereof, which Bid Price shall be shown on supporting documents provided by the Holder to the Company within two Trading Days after delivery to the Company of the applicable Notice of Exercise, or (iii) the VWAP on the date the applicable Notice of Exercise is received by the Company if the date of the Company’s receipt of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 5 hereof after the close of “regular trading hours” on such Trading Day.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted for trading on a Trading Market, the bid price per share of Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which banks in the State of New York are required or authorized to close.

“OTC Markets” shall mean either the OTCQX Best Market (“OTCQX”) or OTCQB Venture Market (“OTCQB”) of the OTC Markets Group, Inc.

“Trading Day” means any day on which the Approved OTC Market or National Securities Exchange that at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities (or if there is no Approved OTC Market or National Securities Exchange that at the time constitutes the principal securities market for the Common Stock, then any day on which the New York Stock Exchange is open for general trading of securities).

“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Markets (or any successor(s) to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Warrantholders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(d)            Deemed Exercise. In the event that immediately prior to the close of business on the Expiration Date, the Fair Market Value of one share of Common Stock (as determined in accordance with Section 1(c) above) exceeds the then applicable Exercise Price, this Warrant shall be deemed to be automatically exercised on a Net Exercise issue basis pursuant to Section 1(c) above, and the Company shall deliver the applicable number of Warrant Shares to the Warrantholder pursuant to the provisions of Section 1(c) above and this Section 1(d).

(e)            Ineffective or Unavailable Registration Statement. Notwithstanding anything contained herein to the contrary, if at the time of exercise hereof a registration statement registering the resale of the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”) is not effective or available for the resale of all of the Warrant Shares to the Warrantholder, then the Warrantholder may only exercise this Warrant, whether in whole or in part, by effecting a Net Exercise of this Warrant pursuant to Section 1(c) above.

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2.            CERTAIN ADJUSTMENTS.

(a)            Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(1)            Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the Date of Issuance but prior to the Expiration Date subdivide its then outstanding shares of capital stock of the same class as the Warrant Shares, by split-up or otherwise, or combine such shares of capital stock by reverse stock split or otherwise, or issue additional shares of capital stock as an in-kind dividend with respect to the same class of then outstanding shares as the Warrant Shares, or effect any forward stock split or reverse stock split of its then outstanding capital stock of the same class as the Warrant Shares, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be proportionately increased in the case of such a subdivision, stock dividend or forward stock split, or proportionately decreased in the case of a reverse stock split or other combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 2(a)(1) shall become effective at the close of business on the date the subdivision or combination in respect of which the adjustment(s) are to be made becomes effective, or as of the record date of the dividend in respect of which the adjustment(s) are to be made, or in the event that no record date is fixed, upon the making of such dividend, as the case may be.

(2)            Reclassification, Reorganizations and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 2 (a)(1) above) that occurs during the Exercise Period (whether on or subsequent to the Date of Issuance), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall, from and after the effective time of such reclassification, reorganization or change, thereafter have the right at any time prior to the Expiration Date to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities or property (including, if applicable, cash) receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Warrantholders immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided that after giving effect to such adjustments the aggregate Exercise Price shall remain the same (and, for the avoidance of doubt, this Warrant shall be exclusively exercisable for such shares of capital stock and/or other securities or property from and after the consummation of such reclassification, capital reorganization or other change in the capital stock of the Company).

(b)            Notice to Warrantholder. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction (as defined below) or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Warrantholder a notice of such transaction not less than ten (10) Business Days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(c)            Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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(d)            Treatment of Warrant upon a Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger, consolidation or other business combination of the Company with or into another person (other than a merger, consolidation or other business combination in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the outstanding Common Stock), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and which offer has been accepted by the holders of more than 50% of the outstanding Common Stock or more than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of its outstanding Common Stock or any compulsory share exchange pursuant to which the outstanding Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons pursuant to which such other person or group acquires more than 50% of the then outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination)(which, for the avoidance of doubt, shall not include transactions consummated by the Company for the principal purpose of raising capital for the Company) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Warrantholder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Warrantholder, the number, class, and series of shares of stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”), as it would have been entitled to receive upon the occurrence of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a manner reflecting the relative value of any different components of the Alternate Consideration as determined in good faith by the Company’s Board of Directors. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then from and after the effective date of such Fundamental Transaction the Warrants shall each be exercisable for weighted average of the securities, cash and property received per share of Common Stock in such Fundamental Transaction by holders of Common stock who made the election to receive the consideration in such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other transaction documents in accordance with the provisions of this Section 2(d)(1) pursuant to written agreements in form and substance reasonably satisfactory to the Warrantholder and approved by the Warrantholder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Warrantholder, deliver or cause to be delivered, promptly after such Fundamental Transaction to the Warrantholder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity)(only to the extent such capital stock is the form of consideration paid in the Fundamental Transaction) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price that applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and that is reasonably satisfactory in form and substance to the Warrantholder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other transaction documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other transaction documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, in the event of a Fundamental Transaction where the consideration payable to holders of shares of Common Stock consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities, then this Warrant shall automatically be deemed to be exercised in full in a “cashless exercise” pursuant to Section 1(c) above effective immediately prior to and contingent upon the consummation of such Fundamental Transaction.

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(e)            Notwithstanding anything herein to the contrary, in no event will the Exercise Price per Warrant Share be reduced to less than the then-applicable par value per share of Common Stock.

3.            NO FRACTIONAL SHARES. No fractional Warrant Shares or scrip representing fractional shares will be issued upon exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share.

4.            NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Warrantholder shall not have, nor be entitled to exercise, any rights as a stockholder of the Company (including, without limitation, the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company) except as provided in Section 3(b) and Section 8 below.

5.            MECHANICS OF EXERCISE.

(a)            Delivery of Warrant Shares Upon Exercise. This Warrant may be exercised by the holder hereof, in whole or in part, at any time during the Exercise period by delivering to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Warrantholder at the address of the Warrantholder appearing on the books of the Company) of a duly completed and executed copy of the Notice of Exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”) by facsimile or e-mail attachment and paying the Exercise Price (unless the Warrantholder has elected to Net Exercise) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the delivery to the Company of the Notice of Exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. Warrant Shares purchased hereunder shall be transmitted by the Company’s transfer agent to the holder by crediting the account of the holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement covering the resale of the Warrant Shares by the holder and the Warrantholder has certified to the Company that it has sold or otherwise disposed of the Warrant Shares in accordance with the plan of distribution set forth in such registration statement, (B) the shares are eligible for resale by the holder pursuant to Rule 144 and the Warrantholder has certified to the Company that is has sold the Warrant Shares in accordance with the requirements of such Rule, or (C) the shares have been exercised on a Net Exercise basis and are eligible for resale by the holder pursuant to Rule 144 without volume or manner of sale limitations, and otherwise in book entry form or by physical delivery to the address specified by the holder in the Notice of Exercise by the end of the day (such date, the “Warrant Share Delivery Date”) on the date that is not more than two (2) Trading Days from the date of delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price therefor (unless exercised by means of a Net Exercise pursuant to Section 1(c)). The Warrant Shares shall be deemed to have been issued, and the holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the applicable Notice of Exercise accompanied by payment of the applicable Exercise Price (other than an exercise by Net Exercise) is received by the Company and all taxes required to be paid by the holder, if any, prior to the issuance of such shares, having been paid.

(b)            Rescission Rights. If the Company fails to cause the transfer agent to transmit to the Warrantholder the Warrant Shares pursuant to Section 5(a) by the applicable Warrant Share Delivery Date, then the Warrantholder will have the right to rescind such exercise.

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(c)            Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Warrantholder, if the Company fails to cause its transfer agent to transmit to the Warrantholder the Warrant Shares on or before the Warrant Share Delivery Date, and if after such date the Warrantholder is required by its broker to purchase (in an open market transaction or otherwise) or the Warrantholder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of the Warrant Shares that the Warrantholder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Warrantholder the amount, if any, by which (x) the Warrantholder’s total purchase price (including brokerage commissions and other fees, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Warrantholder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Warrantholder, either (x) reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded), (y) deliver to the Warrantholder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder, or (z) pay in cash to the Warrantholder the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Warrantholder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed. The Warrantholder shall provide the Company with written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In and, upon request of the Company, evidence reasonably satisfactory to the Company of such Market Price Loss and specifying the amount of such loss.

(d)            Make-Whole for Market Loss after Exercise. At the Warrantholder’s election, if the Company fails for any reason to deliver to the Warrantholder the Warrant Shares by DWAC/FAST electronic transfer (such as by delivering a physical certificate) and if the Warrantholder incurs a Market Price Loss, then at any time subsequent to incurring the loss the Warrantholder may provide the Company written notice setting forth in reasonable detail and including evidence reasonably satisfactory to the Company of such Market Price Loss and specifying amounts payable to the Warrantholder in respect of the Market Price Loss and the Company shall make the Warrantholder whole as follows:

Market Price Loss = [(High trade price on the day of exercise) x (Number of Warrant Shares)] - [(Sales price realized by Warrantholder) x (Number of Warrant Shares)]

The Company shall pay to the Warrantholder the Market Price Loss by cash payment, and any such cash payment shall be made by the third (3rd) Business Day from the time of the Warrantholder’s written notice to the Company.

(e)            Make-Whole for Failure to Deliver Loss. At the Warrantholder’s election, if the Company fails for any reason to deliver to the Warrantholder the Warrant Shares by the Warrant Share Delivery Date and if the Warrantholder incurs a Failure to Deliver Loss (determined as specified below), then at any time the Warrantholder may provide the Company written notice setting forth in reasonable detail and including evidence reasonably satisfactory to the Company of such Market Price Loss and specifying the amounts payable to the Warrantholder in respect of the Failure to Deliver Loss and the Company must make the Warrantholder whole as follows:

Failure to Deliver Loss = [(High trade price at any time on or after the day of exercise) x (Number of Warrant Shares)]

The Company shall pay the Failure to Deliver Loss by cash payment, and any such cash payment shall be made by the third (3rd) Business Day from the time of the Warrantholder’s written notice to the Company.

(f)            If an election is made by the Warrantholder pursuant to Section 5(d) or Section 5(e) above, the Warrant shall be deemed exercised to the extent of the Number of Warrant Shares in respect of which payment of the Market Price Loss or Failure to Deliver Loss is made, as the case may be.

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6.            CERTIFICATE OF ADJUSTMENT. Whenever the Exercise Price or number or type of securities issuable upon exercise of this Warrant is adjusted, in accordance with this Agreement, the Company shall, at its expense, promptly deliver to the Warrantholder written notice setting forth the nature of such adjustment and setting forth in reasonable detail the facts upon which such adjustment(s) are based.

7.            COMPLIANCE WITH SECURITIES LAWS.

(a)            The Warrantholder understands that this Warrant and the Warrant Shares constitute “restricted securities” as such term is used in applicable federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Warrantholder represents to the Company that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including those applicable as a result of the Company constituting a “shell corporation” (as such term is defined and used in Rule 144(i) under the Securities Act) prior to the Merger. The Warrantholder represents, covenants and agrees that as of the date hereof, it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(b)            Prior, and as a condition, to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Warrantholder shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.

(c)            The Warrantholder acknowledges that the Company may place a restrictive legend on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, in substantially the following form and substance, unless such Warrant Shares are freely tradable, without restriction, under Rule 144 under the Securities Act or the transfer of sale of same is registered pursuant to an effective registration statement.

“THE SECURITIES REPRESENTED BY THIS BOOK-ENTRY POSITION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO THE CONTEMPLATED MANNER OF OFFER, SALE, PLDEGE, ASSIGNMENT OR OTHER TRANSFER IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

8.            REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery to the Company of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such mutilated Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.            NO IMPAIRMENT. Except to the extent as may be waived by the Warrantholder, the Company will not, by amendment of its charter or through a Fundamental Transaction, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith comply with its obligations under this Agreement and take all such action as the Company determines to be necessary or appropriate in order to protect the rights of the Warrantholder against impairment by or through the Company.

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10.           TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a day on which the Common Stock is traded on the Trading Market, then such action may be taken or such right may be exercised on the next succeeding day on which the Common Stock is so traded.

11.          TRANSFERS; EXCHANGES.

(a)            Subject to compliance with applicable federal and state securities laws and Section 7 hereof, this Warrant may be transferred by the Warrantholder to (i) any Affiliate (as defined below) and (ii) in the event that the Common Stock is listed on a Trading Market at the time of such transfer (which for the purposes of this Section 11 shall not include the OTC Markets), to any accredited investor with respect to any or all of the Warrant Shares purchasable hereunder (each, a “Permitted Transfer”). For a transfer of this Warrant as an entirety by the Warrantholder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Warrantholder, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Warrantholder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Warrantholder, and shall issue to the Warrantholder a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred. The term “Affiliate” as used herein means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, and any officers, employees or partners of the Warrantholder.

(b)            Upon any Permitted Transfer, this Warrant is exchangeable, without expense, at the option of the Warrantholder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Warrantholder and signed by the Warrantholder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

12.          VALID ISSUANCE; AUTHORIZED SHARES. The Company hereby represents, covenants and agrees that (i) this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms; (ii) the issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant; (iii) all Warrant Shares issuable upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith shall, upon issuance be validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue); and (iv) during the period the Warrant is outstanding, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.

13.            REGISTRATION RIGHTS. The Warrantholder is a party to the Registration Rights Agreement dated [_________] among the Company, the Warrantholder, other Warrantholders and persons who purchased Common Stock in the Company’s private placement of up to $60,000,000 of Common Stock (inclusive of a $20,000,000 over-subscription option) under which the resale of the Warrant Shares is to be registered and has all of the rights and obligations provided for therein.

9

14.          MISCELLANEOUS.

(a)            This Agreement and any claim or dispute arising under this Agreement or relating thereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to New York conflicts of law principles. The parties hereto covenant and agree that any judicial proceeding brought under this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York.

(b)            All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when receipt is acknowledged in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, to Deep Fission, Inc., Attention: General Counsel, Email: legal @deepfission.com; and (b) if to the Warrantholder, at such address or addresses (including copies to counsel) as set forth below.

(c)            Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the record holder of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the record holder of the Warrants.

(d)            This Agreement may be amended by the Company without the consent of the Warrantholder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company may deem necessary or desirable and the Company’s Board of Directors in good faith determines such amendment will not adversely affect the interest of the Warrantholder. All other modifications or amendments shall require execution of same by the parties hereto.

(e)            This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

10

IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of the date first set forth above.

DEEP FISSION, INC.,

By:
Name:	William (Mark) Schmitz
Title:	Chief Financial Officer

11

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of Warrant)

To: Deep Fission, Inc.

The undersigned, the Warrantholder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _______________ (_______________) shares of Common Stock of Deep Fission, Inc. and (choose one)

_______________herewith makes payment of _____________ dollars ($___________) thereof

or

_______________elects to Net Exercise the Warrant pursuant to Section 1(b)(2) thereof.

The undersigned requests that the certificates or book entry position evidencing the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to ______________________________________________________________, whose address is ______________________________________________________.

By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 7 thereof.

DATED: ______

(Signature must conform in all respects to name of the Warrantholder as specified on the face of the Warrant)

[NAME]

Address:

12

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED, [________________________] (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Deep Fission, Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 7 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Number of shares:	Signature:
Dated:	Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 7 thereof.

Signature
By:
Its:

Address:

E-Mail Address:

13

Exhibit 99.1

DEEP FISSION

Investor Presentation

January 2026

Powering Humanity from a
Mile Underground

DeepFission.com

Powering Humanity from a Mile Underground DeepFission.com Investor Presentation January 2026

Legal Disclaimer— Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the U.S. federal securities laws, including, among other things, statements regarding Deep Fission, Inc.’s development plans, anticipated project timelines, cost objectives, commercialization strategy, partnerships, and other future matters. Forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Important factors that could cause such differences are described under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in Deep Fission’s registration statement on Form S-1 (as amended from time to time) and in other filings Deep Fission makes with the U.S. Securities and Exchange Commission (“SEC”). Deep Fission undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Nothing in this presentation constitutes an offer to sell, or a solicitation of an offer to buy, any securities of Deep Fission.

An investment in Deep Fission involves a high degree of risk, including, without limitation, risks related to: •Unproven nuclear reactor technology, engineering, construction, manufacturing, and scale-up risks •Early-stage company status, limited operating history, no revenue to date, history of operating losses, and a going-concern qualification •Regulatory, licensing, and permitting uncertainty, including approvals required from the U.S. Nuclear Regulatory Commission ("NRC"), Department of Energy (“DOE”), and other governmental authorities •Delays, cost overruns, and changes in design, construction, testing, or deployment timelines •Ongoing and future regulatory proceedings or litigation, including matters involving NRC licensing frameworks •Commercialization and market adoption risk, including the absence of an established market for Gravity Reactors and SMRs •Capital requirements and financing risk, including the need to raise substantial additional capital and dilution •Competition and technological obsolescence, including alternative energy technologies and competing nuclear solutions •Supply chain, manufacturing, and sourcing risks, including reliance on third-party suppliers and global supply chains •Dependence on key personnel and the ability to attract, retain, and replace highly specialized technical, regulatory, and management talent •Dependence on third-party partners, contractors, and service providers, including drillers, EPCs, fabricators, operators, and other counterparties, and risks related to their performance, availability, financial condition, and compliance with applicable requirements •Political, public perception, and community acceptance risks related to nuclear energy •Macroeconomic, geopolitical, trade, tariff, and inflationary risks •Cybersecurity, data protection, and information security risks •Intellectual property protection and infringement risks •Public company, liquidity, volatility, and stockholder-related risks, including limited trading markets for the Company’s common stock For a complete discussion of these and other risks, please refer to the “Risk Factors” section of Deep Fission’s Registration Statement on Form S-1, as amended, filed with the U.S. Securities and Exchange Commission. Proprietary and Confidential | 3 Risk Factors

Core Idea and Origin Story The Economist Pilot Reactor Development Fox Business Network CEO Overview EnerCom Denver Conference 3 Initial Planned Sites World Nuclear News 12.5 GW in Pipeline Bloomberg $30M Financing, Go-Public Transaction Bloomberg | Power Technology | Press Release Deep Fission is leveraging the Earth’s own physics to redefine the time and cost of nuclear power deployment. Clean energy for the AI era. Groundbreaking for DOE Reactor Pilot Program Site CNBC NPR in Kansas City *Media references are for information purposes only and should not be interpreted as endorsements.

5 Integrating three established technologies. Geothermal Technology Deep Borehole Drilling + + Hydrostatic pressure from one-mile-deep column of water provides 160 atm of reliable pressure, safely and naturally. PWR uses readily available low-enriched uranium (LEU) fuel. Novel deployment approach applies proven geothermal components and processes for energy transfer to the turbine generator at the surface. Optimized borehole design is intended to be drillable using standard oil & gas infrastructure for containment a mile underground, subject to further development. Pressurized Water Reactor Deep Fission leverages three existing technologies in one solution called the Gravity Nuclear Reactor, significantly reducing the cost and complexity of surface infrastructure.

Transaction Overview Issuer Deep Fission, Inc. Offering Regulation D (506(b)) – Private placement Securities Offered Common Stock Offering Size Min: $20.00 million (~1.33 million shares) Max: $40.00 million (~2.66 million shares) Offer Price $15.00 per share Valuation Pre-Money: $825 million (excludes unissued option pool) Over-Subscription Additional $40.00 million to be offered, at the option of the Issuer, if the Offering is over-subscribed Registration Rights Issuer to file resale registration statement within 30 days of Closing Use of Proceeds Proceeds will be used for expenditures in connection with the DOE reactor pilot project, including fuel, drilling, and reactor and surface equipment, as well as for working capital and general corporate purposes Summary of Terms Proprietary and Confidential | 6

Proprietary and Confidential | 7 $80M Sep 2024-Apr 2025 $160M Sep 2025 ~$825M Jan 2026 TBD Targeting Q2 2026 Capital Formation Evolution Value creation through technology readiness and commercialization execution milestones. Capital Raised: TBD • Finalize integrated reactor and borehole design, completing the core technical architecture • Secure long-lead supply chain items for the demonstration project, including fuel, reactor canister, and borehole casing • Initiate execution of the demonstration project, with site development and initial construction activities underway • Accelerate path to commercialization through active participation in the DOE Reactor Pilot Program and obtain No-Action letter from the NRC IPO Capital Raised: $30M • Established public-company platform • Built experienced leadership team with key hires including VP of Engineering, CFO, and COO • Selected by the U.S. DOE to participate in the Reactor Pilot Program (RPP) • Established strong IP position with 24 pending patents • Awarded a DOE GAIN voucher, providing technical and analytical support Go-Public Reverse Merger Capital Raised: $12.5M • Completed conceptual reactor design, establishing core technical feasibility • Submitted regulatory engagement plan, initiating early NRC pathway • Formed strategic partnership with Endeavour to deploy up to 2 GW of capacity SAFE Rounds Capital Raised: $20-40M, with $40M oversubscription • Secured 12.5 GW of customer capacity under LOIs, demonstrating strong commercial demand • Announced Kansas demonstration site and initiated construction with ground-breaking of the first borehole • Unveiled the Gravity Reactor™, representing major advancement in reactor design maturity and deployment • Expect to receive SEC effectiveness on Form S-1 registration statement and begin trading on OTC Markets Pre-IPO Financing *Valuations shown reflect company estimates and implied valuations based on transaction terms, unless otherwise indicated.

8 Regulatory Advantage: Deep Fission selected as one of 10 companies for the U.S. Department of Energy Nuclear Reactor Pilot Program— A fast-track initiative to design, build, and operate advanced test reactors, with the ambitious goal of reaching criticality by July 4, 2026. “U.S. DEPARTMENT OF ENERGY ANNOUNCES INITIAL SELECTIONS FOR NEW REACTOR PILOT PROGRAM August 12, 2025 WASHINGTON—The U.S. Department of Energy (DOE) today officially kicked off President Trump’s Nuclear Reactor Pilot Program, announcing DOE will initially work with 11 advanced reactor projects to move their technologies towards deployment. DOE will work with industry on these 11 projects, with the goal to construct, operate, and achieve criticality of at least three test reactors using the DOE authorization process by July 4, 2026. Today’s initial selections represent an important step toward streamlining nuclear reactor testing and unleashes a new pathway toward fast-tracking commercial licensing activities. “President Trump’s Reactor Pilot Program is a call to action,” said Deputy Secretary of Energy James P. Danly. “These companies aim to all safely achieve criticality by Independence Day, and DOE will do everything we can to support their efforts.” … Seeking DOE authorization provided under the Atomic Energy Act will help today’s selected companies— Aalo Atomics Inc., Antares Nuclear Inc., Atomic Alchemy Inc., Deep Fission Inc., Last Energy Inc., Oklo Inc., Natura Resources LLC, Radiant Industries Inc., Terrestrial Energy Inc., and Valar Atomics Inc.— unlock private funding and provide a fast-tracked approach to future commercial licensing activities…” 8 *Media references are for information purposes only and should not be interpreted as endorsements.

Meet the new face of nuclear.

NUSCALE
UNITED STATES NUCLEAR REGULATORY COMMISSION
Kairos Power
DEEP ISOLATION®
Westinghouse

Elizabeth Muller

CEO and Co-Founder

Richard Muller PhD

CTO and Co-Founder

Mark Schmitz

CFO

Michael Brasel

COO

30 years across nuclear, fossil, renewable energy

Mark Pérès

VP Engineering

40+ years in Nuclear Engineering

Bryan Black

VP Business Development

15 years in nuclear and power sectors

Chloe Frader

VP of Strategic Affairs

15 years in startups, political and finance sectors

Rani Franovich

VP Regulatory Strategy

30 years at NRC

David Nelson

VP Drilling & Well Completion

30 years in petroleum engineering, complex $B developments

Anya Scuderi

Strategic Finance

10 years experience in energy capital markets

Jason Pottorf

Principal I&C Safety Analysis Engineer

25 years in commercial nuclear energy safety

DEEP FISSION

9

9 Mark Pérès VP Engineering 40+ years in Nuclear Engineering Michael Brasel COO 30 years across nuclear, fossil, renewable energy Anya Scuderi Strategic Finance 10 years experience in energy capital markets Rani Franovich VP Regulatory Strategy 30 years at NRC Mark Schmitz CFO 40+ years global finance leadership, former CFO, Itron, Goodyear, PlugPower David Nelson VP Drilling & Well Completion 30 years in petroleum engineering, complex $B developments Bryan Black VP Business Development 15 years in nuclear and power sectors Elizabeth Muller CEO and Co-Founder Co-Founder, Board Chair & Former CEO, Deep Isolation (nuclear waste disposal) Co-Founder, Berkeley Earth Richard Muller PhD CTO and Co-Founder Co-Founder, Deep Isolation MacArthur “Genius” 80+ nuclear patents Professor Emeritus, UC Berkeley Culture of collective drive, ecosystems over empires, and AI-native agility. Meet the new face of nuclear. Chloe Frader VP of Strategic Affairs 15 years in startups, political and finance sectors Jason Pottorf Principal I&C Safety Analysis Engineer 25 years in commercial nuclear energy safety

World-Class Board of Directors 10 Elizabeth Muller CEO and Co-Founder Board Chair Jonathon Angell CEO of Angell Investments Compensation Committee Chair Thomas Glanville Managing Partner of Eschelon Advisors, LP Audit Committee Chair Blake Janover Board Member and CCO of DeFi Development Corporation Leslie Tepper Managing Partner of LGT Seven Enterprises Nominating & Governance Committee Chair

Expert Advisory Board

Steve Koonin

Special Government Employee, DOE

Stacy Polley

Independent Board Member, Blue Owl

John Mather

Nobel Laureate in Physics

Senior Astrophysicist at NASA's Goddard Space Flight Center

Jo Riley

Co-Founder and CEO of Censia

Entrepreneur focused on AI models for talent sourcing

Steve Chu

Nobel Laureate

Former Secretary of Energy

Mark Peters

CEO of Mitre Corporation

Former Head of Idaho National Labs

Bret Johnsen

CFO of SpaceX

Former CFO of Mindspeed Technologies

Patrick Huston

Brig. Gen. (Ret.)

FBI Scientific Working Group on AI

Kristin Sverchek

Former President,

General Counsel and President of Business Affairs at Lyft

Allison Salisbury

Entrepreneur

Building social impact companies

U.S. DEPARTMENT OF ENERGY | CLEAN AIR TASK FORCE | NASA | U.S.NRC | lyft | SPACEX | INL Idaho National Laboratory | Censia | NYU | MITRE | pillsbury

DEEP FISSION

11

Expert Advisory Board Steve Koonin Special Government Employee, DOE Former Chief Scientists at BP and Former Undersecretary of Energy Patrick Huston Brig. Gen. (Ret.) FBI Scientific Working Group on AI Steve Chu Nobel Laureate Former Secretary of Energy Kristin Sverchek Former President, General Counsel and President of Business Affairs at Lyft Jo Riley Co-Founder and CEO of Censia Entrepreneur focused on AI models for talent sourcing Mark Peters CEO of Mitre Corporation Former Head of Idaho National Labs Allison Salisbury Entrepreneur Building social impact companies John Mather Nobel Laureate in Physics Senior Astrophysicist at NASA’s Goddard Space Flight Center 11 Bret Johnsen CFO of SpaceX Former CFO of Mindspeed Technologies Stacy Polley Independent Board Member, Blue Owl Senior Advisor to Blackstone, Inc. and former partner of Goldman Sachs

Demand is quickly surpassing supply, in part due to the surge in capital expenditure from AI-driven data centers and hyperscalers. We are at a point where shortfalls in energy supply are becoming critical. Fast deployments of nuclear power with Deep Fission technology may provide a compelling low-cost solution and rapid build time. By 2033, the U.S. energy transition market is projected to reach $1.18 trillion*, and that number is likely to rise as demand continues to outpace supply. While the U.S. has the largest fleet of nuclear power plants, developing new reactors has proved extraordinarily difficult. Only three new reactors have come online since 1996.** *U.S. Energy Transition Market Size, Share & Trends Analysis Report, 2025 - 2033 (Grand View Research). The energy transition market is the economic sector focused on shifting from fossil fuels to clean energy. **New York Times, after May 2025 Executive Orders announcement 1,080 TWh 2024 Increase in Global Electricity Consumption (Nearly 2x the annual average of the last decade.) 2033 US Energy Transition Market Demand for energy could quickly create a national security and infrastructure crisis. $1.18Trillion Only 3 new reactors since 1996 12 from Blackstone 3200 3700 4200 4700 5200 5700 6200 2000 2005 2010 2015 2020 2025E 2030E 2035E 2040E 40% over next 10 years + US Electricity Demand TWh Source: Blackstone Source: International Energy Agency

Traditional/Surface Level Reactors Credibility, cost & complexity are barriers— We are in a race against time. Credible, safe solutions that take decades to build, maximize “not-in-my-backyard” pushback, and often amplify costs to the point of cancellation. Next-Gen SMRs Small modular reactors are hindered by their ability to produce cost-effective electricity in the near term. Novel Reactor Startups New solutions pose high risk with unproven upside— iterative, untested technology as concepts advance through early engineering and validation stages. Deep Fission is designed for rapid deployment, leveraging established technology, and engineered for economic transformation. The Department of Energy has declared a nuclear fast-track, and Deep Fission believes it has a plan and path to lead on development progress, deployment timeline, and speed to commercialization. 13 Other Nuclear Energy Solutions Deep Fission

Nuclear Reactor Landscape: At-A-Glance

Feature/Metric	Traditional Nuclear Reactors	Next-Gen Small Modular Reactors (SMR)	GRAVITY NUCLEAR REACTOR
Build Time	6-10 years	3-4 years	Target ~6 months (single reactor)
Construction Costs	$15B+ for 1GW	$8-9B for 1GW	Est. $2.5-3B for 1GW
Fuel Type	LEU (readily available)	HALEU (hard to source)	LEU (readily available)
Regulatory Path	Long, complex	Regulatory uncertainty (still new tech)	Aligns with DOE and NRC reforms
Modularity/ Scalability	Large, one-off projects	Modular, but still costly to replicate	100 reactors on one site can produce 1.5GWe (Fraction of the surface footprint used by traditional nuclear reactors)
Levelized Cost of Energy (LCOE)	**$180+/MWh**	**Est. > $100+/MWh**	**Est. $50-70/MWh***

*excludes owner costs & contingencies

DEEP FISSION

14

Nuclear Reactor Landscape: At-A-Glance 14 6-10 years 3-4 years Target ~6 months (single reactor) $15B+ for 1GW $8-9B for 1GW Est. $2.5-3B for 1GW LEU (readily available) HALEU (hard to source) LEU (readily available) Long, complex Regulatory uncertainty (still new tech) Aligns with DOE and NRC reforms Large, one-off projects Modular, but still costly to replicate 100 reactors on one site can produce 1.5GWe (Fraction of the surface footprint used by traditional nuclear reactors) $180+/MWh Est. > $100+/MWh Est. $50-70/MWh* 8 Build Time Construction Costs Fuel Type Regulatory Path Feature/Metric Traditional Nuclear Reactors Next-Gen Small Modular Reactors (SMR) Modularity/ Scalability Levelized Cost of Energy (LCOE) *excludes owner costs & contingencies

Company Design Fuel Announced Customers Valuation/Funding Business Model Public Companies Oklo Sodium Fast Reactor 15-75 MWe HALEU 14 GW pipeline (of which 12 GW with Switch) $14.1 B (as of 1/6/2026) Build/Own/Operate (BOO) NuScale Power Light Water Reactor (LWR) 77 MWe LEU 6 GW with TVA $5.7 B (as of 1/6/2026) Technology Licensing Terrestrial Energy Integral Molten Salt Reactor (IMSR) 195 MWe LEU Part of Texas A&M University Project $950 M (as of 1/6/2026) Technology Licensing Nano Nuclear Energy High Temperature Gas-cooled Reactor (HTGR) 15 MWe HALEU N/A $1.6 B (as of 1/6/2026) Build/Own/Operate (BOO) Private Companies Hadron Energy Light Water Reactor (LWR) 10 MWe LEU N/A $1.2 B (based on Sep. 2025 SPAC announcement) N/A (likely BOO) X-energy High Temperature Gas-cooled Reactor (HTGR) 80 MWe HALEU 320 MW with DOW; 500 GW with Amazon; 6 GW with Centrica in the UK N/A - $1.8 B in total funding raised (as of Nov. 2025) Technology Licensing TerraPower Sodium Fast Reactor 345 MWe HALEU N/A N/A - $1.7 B in total funding raised (as of June 2025) N/A (likely Technology Licensing) Kairos Power Fluoride Salt-Cooled High-Temp Reactor 140 MWe HALEU 500 MW with Google N/A N/A (likely BOO) Aalo Atomics Sodium Fast Reactor 10 MWe LEU + N/A N/A - $136 M in total funding raised (as of August. 2025) Build/Own/Operate (BOO) Deep Fission Light Water Reactor (LWR) 15 MWe LEU 12.5 GW ~$825 M Build/Own/Operate (BOO) SMR — Competitive Landscape and Valuation Proprietary and Confidential | 1515

Reactor Canister
Primary Heat Exchanger

Deep PWR

Standard Fuel Assemblies
with readily available
LEU fuel

Deep Geo Vault

Optimized Borehole
drilled utilizing oil & gas
technology and expertise

Deep Geothermal

Steam Generator
leveraging conventional
geothermal technology

DEEP FISSION

16

The Gravity Nuclear Reactor may be the biggest scientific breakthrough in nuclear power of the last 50+ years. Standard Fuel Assemblies with readily available LEU fuel Deep PWR Optimized Borehole drilled utilizing oil & gas technology and expertise Deep Geo Vault Steam Generator leveraging conventional geothermal technology Deep Geothermal Reactor Canister Primary Heat Exchanger + Passive Safety and Containment + Natural Emergency Core Cooling + No Need for Expensive Mega-Structures 16

New Pressurized Water Reactors are still not cost-effective Deep Fission engineered to achieve compelling economics across the board Reactor Pressure Vessel $$$$$ $ Emergency Core Cooling Systems $$$ $ Reactor Containment Building $$$$$ $ Nuclear Construction and Quality Assurance $$$$ $ Supply Cost for Standard Fuel Assembly $$ $$ Advanced/Small Modular Reactors HALEU Fuel Supply $$/Not yet commercially available N/A Nuclear Construction and Quality Assurance $$$ $ estimated 70-80% cost reduction vs. most recent completed conventional PWR The Gravity Nuclear Reactor breakthrough improves on major variables of PWR and SMR complexity and cost. 17

Not just viable—ready to be profitable from day one of commercial service. Source: US Energy Information Administration (2023); Lazard’s LCOE Report (2024); DOE Pathways to Commercial Liftoff: Advanced Nuclear Including energy, capacity, and environmental attributes Deep Fission Target Contracted Sales Price ($/MWh) $80-130 Levelized Cost of Electricity ($/ MWh) Overnight Installed Cost ($/MW) Solar PV + Storage (Utility) $60 – 210 $.85 – 1.4M Wind + Storage (Onshore) $45 – 133 $1.3 – 1.9M Coal $69 – 168 $3.31 – 7.01M Gas Combined Cycle $45 – 108 $.85 – 1.3M US Nuclear (Vogtle) $186 $15M Advanced /Small Modular Nuclear N/A ~$8 – 9M Deep Fission Est. $50 – 70 Est. $2.5-3.5M* 18 Target LCOE of $50-70/MWh enables nuclear project economics to be cost competitive with other traditional and renewable forms of energy. *excludes Owner costs and contingencies

Traditional Reactor Pace From breaking ground to completion in 6-10 years SMR Pace From breaking ground to completion in 3-4 years Gravity Reactor Speed Fully-built in Est. 6 months Drilling 3-4 weeks Installation 8-10 weeks Deployment Speed: Targeting a 6-month completion cycle (one reactor) from breaking ground to fully-built. Commissioning 6-8 weeks 19

Regulatory Speed— Tailwinds from Executive Orders 1 Speed up Reactor Licensing Creates expedited pathway to approve reactors tested by DoD and DOE. Establishes NRC deadline to license within 18 months. Deep Fission’s regulatory strategy aligns with DOE’s streamlined authorization framework for reactor demonstration and supports commercial licensing by NRC. 2 Add 300 GW by 2050 Expands capacity to 400 GW by 2050, including 5 GW of uprates, LPO for reactor restarts, & 10 new large-scale reactor builds. The Gravity Reactor will allow quick scaling from megawatts to gigawatts equivalent to a large scale reactor build. 3 Faster Reactor Testing Launches new DOE pilot program to build and test three reactors by July 4, 2026. On August 12, Deep Fission was selected as one of only 10 companies to participate, alongside notable companies such as Aalo Atomics and Oklo. 6 Bolster U.S. Workforce Increases in apprenticeship and education opportunities. Increases access to R&D infrastructure.. Deep Fission’s leadership profile, company reputation and interdisciplinary engineering approach broadly increase talent development and cross-skilling opportunities. 7 Spent Fuel Management Recommends national policy on spent fuel management and high-level waste that considers advanced fuel cycle. Our deployment model encompasses safe interim storage pending identification of National, long-term storage solutions. Long-term isolation strategy is possible through proactive collaboration with Deep Isolation. 8 Expand U.S. Exports Produces strategy to increase financing for U.S. projects and promote nuclear trade. Our reactors are ready for seamless global scalability, as a result of the existing commercial availability and extensive operational history of our requisite technologies—drilling, geothermal, and PWR (using LEU fuel). 4 Deploy for AI & Military Directs DoD to build a reactor at a military installation within 3 years. Allows DOE to utilize authorities to authorize reactors for AI applications. Gravity Reactor architecture is inherently modular and scalable, enabling compact area deployment preferable for military installations. 5 Ramp Up Fuel Production Builds out U.S. nuclear fuel supply chain. Increases enrichment and deconversion services. Releases 20 metric tons of HALEU. The novel approach of our reactor at-depth uses conventional LEU (not HALEU) and is more readily available than exotic alternative fuels (e.g., TRISO fuel). 20

2026

Pilot Design

Reactor Pilot Project
First Unit Achieves Criticality

DOE Nuclear Reactor Pilot Authorization

2027-28

150MWe Design

First Commercial Project
Commercial Plant Operational

Initial Revenue Generation

2029

1.5GWe Design

Larger Borehole Project
Commercial Plant Operational

Partnering with Endeavour

Kansas pilot site	**Texas**	**Utah**

DEEP FISSION

21

1.5GWe Design Commercial Roadmap— Rapid Scale from First Reactor to First Focus: Data Centers Larger Borehole Project Commercial Plant Operational 21 First Commercial Project Commercial Plant Operational 2027-28 2029 DOE Nuclear Reactor Pilot Authorization 2026 Reactor Pilot Project First Unit Achieves Criticality Initial Revenue Generation Partnering with Endeavour including site-host and off-take LOIs in place at these locations: Secured LOIs for 12.5GW in pipeline Kansas pilot site Texas Utah 150MWe Design Pilot Design

Landmark Partnership With Endeavour

Full Endeavour Portfolio:

TurboCell HRU

edged

pact

ThermalWorks

GRID BLOCK

ENDEAVOUR
+
DEEP FISSION
1A

DEEP FISSION

22

Deep Fission is partnering with Endeavour, a sustainable data center infrastructure company, to co-develop 2 GW of nuclear energy, + supporting sales to major cloud providers. This partnership creates a direct commercial pathway for Deep Fission reactors in one of the fastest-growing electricity demand sectors, leveraging its unique ability to deliver reliable, zero-carbon baseload power at scale. Landmark Partnership With Endeavour 22 Full Endeavour Portfolio:

Accelerated Innovation— Deep Fission is a new class of infrastructure. Deep Subsurface Reactor Emplacement and Borehole Design Reactor Module Configuration, Thermal-Hydraulic Systems, and Passive Safety Features Drilling, Casing, and Emplacement Techniques for Nuclear Applications Instrumentation, Control, and Monitoring Systems for Deep-Borehole Reactors Heat Extraction and Surface Power-Conversion Interface Systems Core Concept Stack Deep-Borehole Nuclear Reactor Borehole Nuclear Power Plant System 24 Pending Applications; 1 US Application Issued 40+ Unique Innovations and Novel Concepts to date Intellectual property (IP) process is expedited and intended to create long-term IP moat and technology licensing potential. 23

24 We aim to provide a new approach to delivering clean, reliable energy. Our business model supports revenue from development and construction, technology licensing and services, and long-term revenue from electricity sales. We expect to utilize third-party project financing to support reactor deployment. Upfront Revenue Streams (One-Time) Reactor Delivery & Integration Revenues associated with engineering, integration, and delivery of modular reactor units manufactured by third parties. EPC Support Revenues from providing site-specific engineering, installation, commissioning, and related services. Intellectual Property Licensing Recurring licensing fees associated with the use of our proprietary technology. Operations & Maintenance Services Revenues from long-term reactor services such as refueling, monitoring, and regulatory support. Recurring Revenue Streams (Ongoing) Project-Level Equity Participation For certain projects, we plan to retain an ownership interest in the project company. This would allow us to receive a share of project-level cash flows, which are expected to be driven by long-term power purchase agreements or similar offtake arrangements. In these cases, we would earn revenue as the project sells electricity to its customers. Revenue from Electricity Sales

Project Economics Single 15MW Reactor 15 MWe 1 GW* Power Project Capital and Ownership Costs2 $65M $4.3B Capital and Ownership Costs ($/kW) $4,335 Initial Fuel Load3 $18M $1.2B Total Upfront Costs $83M $5.5B Annual Project Revenue4 $13.5M $900M Annual Project Expenses5 $6M $400M Annual Project Cash Flows (pre-tax)6 $7.5M $500M Total Project Cash Flows Over 40 years6 $303M $20B Project Payback7 4.5 years Equity IRR7 (20 yr/pre-tax/levered) 32% Deep Fission Cash Flows Single 15MW Reactor 15 MWe 1 GW* Power Project Upfront Services (one-time) $4.5M $300M Recuring O&M + IP Fee (annual) $1.3M $90M Net Project Equity Cash Flows (annual)8 $4M $280M Proprietary and Confidential | 25 12.5 GW LOI-backed customer pipeline from hyperscale data center developers and energy partners Secure sources of revenue from each deployment: • Share of long-term project-level cash flows from electricity sales through power purchase agreements • Upfront revenues from system engineering, integration, and delivery of Deep Fission SMR units • Recurring revenues from high margin long-term technology licensing and specialized O&M support 1 Indicative purposes only, 2024 estimates, values are rounded 2Estimated NOAK project costs, includes owner and transaction cost estimates 3Based on 9 PWR LEU fuel assemblies 4Based on 11¢/kWh PPA 5Includes ongoing refueling requirements, O&M, and Deep Fission technology licensing fees 6Not adjusted for inflation 7Economic evaluation based on 40% equity and 60% 30 yr. debt at 8%; 30% tax credit at 90% monetization; assumes expenses and revenues escalate annually at 3% 8Levered, average over 40-year life, not adjusted for inflation, excludes upfront investment and ITC *Assumes 67 15MWe Deep Fission reactors Readiness for Fast Deployment Illustrative Cash Flows1 and Project Profitability Long-term project ownership + upfront and recurring licensing revenues

Scalable Broad-range market serviceability from 15MWe to 1.5GWe. Readiness DOE pilot program selection obtained. Pilot facility targeted in 2026. Secured LOIs for 12.5GW in pipeline. Affordable Nth-of-a-kind target of $50-70 per MWh for continuous supply. Speed Estimated 6 months (one reactor) from breaking ground to production. Proven Novel combination of established nuclear, geothermal, and drilling technologies. Safety One mile underground with natural containment and pressure. 26 This may be the most important investment of our lifetime. Summary Investment Thesis —

DEEP FISSION

The Fastest Path to Scale Nuclear Power

1,000'
2,000'
3,000'
4,000'
5,000'
1 mile deep

Powering Humanity from a
Mile Underground

Powering Humanity from a Mile Underground For investor inquiries, contact: Bob Prag IR@deepfission.com (858) 794-9500 For media inquiries, contact: Chloe Frader VP Strategic Affairs chloe.frader@deepfission.com The Fastest Path to Scale Nuclear Power

Appendix

Proprietary and Confidential | Summary Balance Sheet & Capitalization Table 29 57.55% Common Stock (Outside Investors) 31,700,516 34.81% Restricted Shares 19,173,573 1.07% Warrants to Placement Agents 586,666 2.65% Equity Pool (Approved & Issued) 1,461,062 3.92% Equity Pool (Approved & Not Issued) 2,158,348 11/30/2025 Assets Cash 26,292,408 AR - Prepaid Expenses 691,373 Fixed Assets 33,936 Liabilities Accounts Payable 131,876 Other Current Liabilities 26,304 Long Term Liabilities 28,000 Equity Common Stock 5,087 APIC 86,127,115 Retained Earnings (8,659,471) YTD 2025 Net Income (50,641,195) Total (Fully-Diluted) 55,080,165

2026 2027 ($M, USD) Q1 Q2 Q3 Q4 Total Q1 Q2 Q3 Q4 Total 2026 & 2027 Beginning Cash 23.7 (57.0) (98.1) (122.1) (147.2) (169.8) (191.8) (213.5) Reactor Pilot Project 65.1 24.0 4.2 2.2 95.5 2.1 1.6 - - 3.7 99.2 Larger Borehole R&D 0.6 2.3 7.5 10.5 20.9 10.5 10.5 10.5 10.5 42.0 62.9 DOE Review 4.3 4.3 1.4 - 10.0 - - - - - 10.0 COLA (2x2 + 3x3) - 0.5 1.7 2.4 4.7 1.3 0.7 2.0 2.7 6.7 11.4 Project Contingency 3.6 1.6 0.8 0.8 6.8 0.7 0.6 0.6 0.7 2.6 9.4 Overhead 7.1 8.3 8.4 9.2 33.0 8.1 8.5 8.5 10.0 35.1 68.0 Total Spend 80.7 41.1 24.0 25.1 170.9 22.6 22.0 21.7 23.8 90.1 261.0 Ending Cash (57.0) (98.1) (122.1) (147.2) (169.8) (191.8) (213.5) (237.3) 2026 & 2027 cash flow excludes as much as $750M of development and construction costs for the first commercial projects incurred prior to project-level financing availability. 2026 — 2027 Spending Plan: Use of Proceeds 30 Empowering a winning nuclear technology is key to leadership in the age of AI. Proprietary and Confidential | 30

Exhibit 99.2

Deep Fission Advanced Nuclear Raises $80 Million in Financing to Accelerate Commercialization

Berkeley, CA – February 10, 2026 – Deep Fission, Inc. (“Deep Fission” or the “Company”), a pioneering advanced nuclear energy company placing small modular pressurized water reactors (SMRs) in boreholes one mile underground, announced today it has raised $80 million in new financing.

The financing was completed through the offer and sale of 5,333,333 restricted shares of common stock at a fixed price of $15.00 per share. Seaport Global Securities and The Benchmark Company acted as agents for the private placement. Investors included Ed Eisler of EE Holdings and Mark Tompkins of Montrose Capital, who led the Company’s previous financing round in September 2025.

In addition to the financing, Deep Fission has formed a new strategic relationship with Blue Owl Capital’s Real Assets platform, a leading alternative asset manager. The companies will collaborate to deploy Deep Fission SMR projects for Blue Owl’s digital infrastructure portfolio, bringing new round-the-clock clean power to U.S. electricity grids and helping to commercialize the next generation of advanced nuclear and AI technologies. A Blue Owl-managed fund participated in the financing.

“We are thrilled to complete this latest funding round and to welcome Blue Owl as a new strategic relationship,” said Liz Muller, Co-Founder and CEO of Deep Fission. “These milestones will bolster Deep Fission’s pursuit of scalable clean energy deployments and enable us to demonstrate what’s possible with next-generation nuclear technology.”

Goldman Sachs & Co. LLC acted as exclusive financial advisor to Deep Fission and will continue to provide strategic financial advisory services to support Deep Fission’s long-term growth and capital planning.

Deep Fission’s proprietary design combines pressurized water reactor technology with deep borehole drilling techniques used in the oil and gas industry and heat-transfer methods drawn from geothermal applications. By leveraging established supply chains and techniques, Deep Fission estimates this approach can reduce construction costs by approximately 70–80% compared to traditional nuclear plants.

Deep Fission was selected for participation in the U.S. Department of Energy’s (DOE) Reactor Pilot Program in 2025 and recently broke ground on its pilot project located in Parsons, Kansas. The Company has also announced a development pipeline representing 12.5 GW of future planned deployments.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The securities issued and sold in the private placement have not been registered under the Securities Act of 1933 as amended (the “Securities Act”) or any state or other jurisdiction’s securities laws, and may not be resold absent registration under, or exemption from registration under, the Securities Act.

About Deep Fission

Deep Fission is revolutionizing the energy landscape with innovative technology that places a small modular pressurized water reactor in a borehole one mile underground. Founded and led by a team of seasoned scientists, engineers, and entrepreneurs, the company is committed to delivering safe, reliable, and affordable low-carbon power at scale. Deep Fission was selected for the Department of Energy’s Reactor Pilot Program and is building its first reactor in Parsons Kansas. Deep Fission was founded in 2023 by father-daughter team Liz and Rich Muller. For additional information regarding the Company, visit: https://deepfission.com/investors/.

Deep Fission Contacts:

For investor inquiries, please contact:
Bob Prag
IR@deepfission.com
(858) 794-9500

For media inquiries, please contact:
Chloe Frader, VP of Strategic Affairs
chloe.frader@deepfission.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including, among other things, statements regarding Deep Fission’s development plans, anticipated project timelines, potential commercial opportunities, collaboration activities, and other future matters. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Important factors that may affect actual results are described under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in Deep Fission’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (as amended or supplemented), and in other filings Deep Fission makes with the SEC. Forward-looking statements speak only as of the date of this press release. Deep Fission undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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